                                                                    EXHIBIT 99.2

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 4, 2003

                                      AMONG

                        BRUSH ENGINEERED MATERIALS INC.,

                        THE OTHER BORROWERS PARTY HERETO,

                         THE LOAN PARTIES PARTY HERETO,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME,

                                  BANK ONE, NA,
                             AS AGENT AND LC ISSUER,

                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

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                                TABLE OF CONTENTS

ARTICLE I.   DEFINITIONS.........................................................................................   1

ARTICLE II.   THE FACILITY.......................................................................................  26
   2.1.   The Facility...........................................................................................  26
   2.2.   Ratable Loans; Risk Participation......................................................................  34
   2.3.   Payment of the Obligations; Currency...................................................................  34
   2.4.   Minimum Amount of Each Advance.........................................................................  35
   2.5.   Funding Account........................................................................................  35
   2.6.   Reliance Upon Authority; No Liability..................................................................  35
   2.7.   Conversion and Continuation of Outstanding Advances....................................................  35
   2.8.   Telephonic Notices.....................................................................................  35
   2.9.   Notification of Advances, Interest Rates, Prepayments and Commitment Reductions........................  36
   2.10.  Fees...................................................................................................  36
   2.11.  Interest Rates.........................................................................................  36
   2.12.  Fixed Rate Advances Post Default; Default Rates........................................................  37
   2.13.  Interest Payment Dates; Interest and Fee Basis.........................................................  37
   2.14.  Voluntary Prepayments..................................................................................  38
   2.15.  Mandatory Prepayments..................................................................................  38
   2.16.  Termination of the Facility............................................................................  39
   2.17.  Method of Payment......................................................................................  40
   2.18.  Apportionment, Application and Reversal of Payments....................................................  40
   2.19.  Settlement.............................................................................................  41
   2.20.  Indemnity for Returned Payments........................................................................  42
   2.21.  Note; Evidence of Indebtedness.........................................................................  42
   2.22.  Lending Installations..................................................................................  43
   2.23.  Non-Receipt of Funds by the Agent......................................................................  43
   2.24.  Consolidation of Substitute Notes......................................................................  43
   2.25   Exchange Rate Fluctuations.............................................................................  43
   2.26   Full Recourse Obligations; Fraudulent Conveyance Matters...............................................  44

ARTICLE III.   YIELD PROTECTION; TAXES...........................................................................  44

   3.1.   Yield Protection.......................................................................................  44
   3.2.   Changes in Capital Adequacy Regulations................................................................  45
   3.3.   Availability of Types of Advances......................................................................  45
   3.4.   Funding Indemnification................................................................................  46
   3.5.   Taxes..................................................................................................  46
   3.6.   Lender Statements; Survival of Indemnity...............................................................  47

ARTICLE IV.   CONDITIONS PRECEDENT...............................................................................  48

   4.1.   Effectiveness..........................................................................................  48
   4.2.   Each Credit Extension..................................................................................  51
   4.3.   Post-Closing Conditions................................................................................  51

ARTICLE V.   REPRESENTATIONS AND WARRANTIES......................................................................  52

   5.1.   Existence and Standing.................................................................................  52
   5.2.   Authorization and Validity.............................................................................  52
   5.3.   No Conflict; Government Consent........................................................................  52

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
   5.4.   Security Interest in Collateral........................................................................  52
   5.5.   Financial Statements...................................................................................  53
   5.6.   Material Adverse Change................................................................................  53
   5.7.   Taxes..................................................................................................  53
   5.8.   Litigation and Contingent Obligations..................................................................  53
   5.9.   Subsidiaries...........................................................................................  53
   5.10.  ERISA..................................................................................................  54
   5.11.  Accuracy of Information................................................................................  54
   5.12.  Names; Prior Transactions..............................................................................  54
   5.13.  Regulation U...........................................................................................  54
   5.14.  Material Agreements....................................................................................  54
   5.15.  Compliance With Laws...................................................................................  54
   5.16.  Ownership of Properties................................................................................  55
   5.17.  Plan Assets; Prohibited Transactions...................................................................  55
   5.18.  Environmental Matters..................................................................................  55
   5.19.  Investment Company Act.................................................................................  55
   5.20.  Public Utility Holding Company Act.....................................................................  55
   5.21.  Bank Accounts..........................................................................................  55
   5.22.  Indebtedness...........................................................................................  55
   5.23.  Affiliate Transactions.................................................................................  55
   5.24.  Real Property; Leases..................................................................................  55
   5.25.  Intellectual Property Rights...........................................................................  56
   5.26.  Insurance..............................................................................................  56
   5.27.  Solvency...............................................................................................  56
   5.28.  Subordinated Indebtedness..............................................................................  56
   5.29.  Post-Retirement Benefits...............................................................................  56
   5.30.  Common Enterprise......................................................................................  56
   5.31.  Reportable Transactions................................................................................  57
   5.32.  Labor Disputes.........................................................................................  57
   5.33   Specifically Designated National and Blocked Persons...................................................  57

ARTICLE VI.   COVENANTS..........................................................................................  57

   6.1.   Financial and Collateral Reporting.....................................................................  57
   6.2.   Use of Proceeds........................................................................................  60
   6.3.   Notices................................................................................................  60
   6.4.   Conduct of Business....................................................................................  61
   6.5.   Taxes..................................................................................................  62
   6.6.   Payment of Indebtedness and Other Liabilities..........................................................  62
   6.7.   Insurance..............................................................................................  62
   6.8.   Compliance with Laws...................................................................................  63
   6.9.   Inspection.............................................................................................  64
   6.10.  Appraisals.............................................................................................  64
   6.11.  Communications with Accountants........................................................................  64
   6.12.  Collateral Waiver Agreements and Real Estate Purchases.................................................  64
   6.13.  Deposit Account Control Agreements.....................................................................  65
   6.14.  Additional Collateral; Further Assurances..............................................................  65
   6.15.  Dividends..............................................................................................  66
   6.16.  Indebtedness...........................................................................................  66
   6.17.  Capital Structure......................................................................................  67
   6.18.  Merger.................................................................................................  67
   6.19.  Sale of Assets.........................................................................................  67
   6.20.  Investments and Acquisitions...........................................................................  68
   6.21.  Liens..................................................................................................  69

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
   6.22.  Change of Name or Location; Change of Fiscal Year......................................................  70
   6.23.  Affiliate Transactions.................................................................................  70
   6.24.  Amendments to Agreements...............................................................................  71
   6.25.  Prepayment of Indebtedness; Subordinated Indebtedness..................................................  71
   6.26.  Letters of Credit......................................................................................  71
   6.27.  Financial Contracts....................................................................................  71
   6.28.  Capital Expenditures...................................................................................  71
   6.29.  Financial Covenants....................................................................................  72
   6.30.  Depository Banks.......................................................................................  72
   6.31.  Off Balance Sheet Liabilities; Sale and Leaseback Transactions.........................................  72
   6.32.  Sales of Accounts......................................................................................  72
   6.33.  Subordination of Intercompany Notes....................................................................  72
   6.32.  Sales of Accounts......................................................................................  73

ARTICLE VII.   DEFAULTS..........................................................................................  73

ARTICLE VIII.   REMEDIES; WAIVERS AND AMENDMENTS.................................................................  76

   8.1.   Remedies...............................................................................................  76
   8.2.   Waivers by Loan Parties................................................................................  77
   8.3.   Amendments.............................................................................................  77
   8.4.   Preservation of Rights.................................................................................  78

ARTICLE IX.  GENERAL PROVISIONS..................................................................................  78

   9.1.   Survival of Representations............................................................................  78
   9.2.   Governmental Regulation................................................................................  78
   9.3.   Headings...............................................................................................  78
   9.4.   Entire Agreement.......................................................................................  78
   9.5.   Several Obligations; Benefits of this Agreement........................................................  79
   9.6.   Expenses; Indemnification..............................................................................  79
   9.7.   Numbers of Documents...................................................................................  80
   9.8.   Accounting.............................................................................................  80
   9.9.   Severability of Provisions.............................................................................  81
   9.10.  Nonliability of Lenders................................................................................  81
   9.11.  Confidentiality........................................................................................  81
   9.12.  Nonreliance............................................................................................  81
   9.13.  Disclosure.............................................................................................  81

ARTICLE X.  THE AGENT............................................................................................  82

   10.1.  Appointment; Nature of Relationship....................................................................  82
   10.2.  Powers.................................................................................................  82
   10.3.  General Immunity.......................................................................................  83
   10.4.  No Responsibility for Loans, Recitals, etc.............................................................  83
   10.5.  Action on Instructions of Lenders......................................................................  83
   10.6.  Employment of Agents and Counsel.......................................................................  83
   10.7.  Reliance on Documents; Counsel.........................................................................  83
   10.8.  Agent's Reimbursement and Indemnification..............................................................  83
   10.9.  Notice of Default......................................................................................  84
   10.10. Rights as a Lender.....................................................................................  84
   10.11. Lender Credit Decision.................................................................................  84
   10.12. Successor Agent........................................................................................  84
   10.14. Delegation to Affiliates...............................................................................  85

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
   10.15. Execution of Loan Documents............................................................................  85
   10.16. Collateral Matters.....................................................................................  85
   10.17. Syndication Agent......................................................................................  87

ARTICLE XI.  SETOFF; RATABLE PAYMENTS............................................................................  87

   11.1.  Setoff.................................................................................................  87
   11.2.  Ratable Payments.......................................................................................  87

ARTICLE XII.   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................................  87

   12.1.  Successors and Assigns.................................................................................  87
   12.2.  Participations.........................................................................................  88
   12.3.  Assignments............................................................................................  89
   12.4.  Dissemination of Information...........................................................................  90
   12.5.  Tax Treatment..........................................................................................  90
   12.6.  Assignment by LC Issuer................................................................................  90

ARTICLE XIII.   NOTICES..........................................................................................  90

   13.1.  Notices; Effectiveness; Electronic Communication.......................................................  90
   13.2.  Change of Address......................................................................................  91

ARTICLE XIV.  COUNTERPARTS.......................................................................................  92

ARTICLE XV.   GUARANTY...........................................................................................  92

   15.1.  Guaranty...............................................................................................  92
   15.2.  Guaranty of Payment....................................................................................  92
   15.3.  No Discharge or Diminishment of Guaranty...............................................................  92
   15.4.  Defenses Waived........................................................................................  93
   15.5.  Rights of Subrogation..................................................................................  94
   15.6.  Reinstatement; Stay of Acceleration....................................................................  94
   15.7.  Information............................................................................................  94
   15.8.  Termination............................................................................................  94
   15.9.  Taxes..................................................................................................  94
   15.10. Severability...........................................................................................  94
   15.11. Contribution...........................................................................................  95
   15.12. Lending Installations..................................................................................  95
   15.13. Liability Cumulative...................................................................................  95

ARTICLE XVI.   CASH MANAGEMENT...................................................................................  95

   16.1.  Lockbox and Cash Management Account....................................................................  95
   16.2.  Application of Payments................................................................................  96

ARTICLE XVII.  RELATIONSHIP OF THE BORROWER AND THE OTHER LOAN PARTIES...........................................  97

   17.1.  Notices................................................................................................  97
   17.2.  Execution of Loan Documents; Borrowing Base Certificate................................................  97
   17.3.  Reporting..............................................................................................  97
   17.4.  Disbursement of Loan Proceeds..........................................................................  97
   17.5.  Authorization of Domestic Borrower as Representative...................................................  98

ARTICLE XVIII.   USA PATRIOT ACT NOTIFICATION....................................................................  98

ARTICLE XIX.   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL......................................  98

   19.1.  Choice of Law..........................................................................................  98
   19.2.  Consent to Jurisdiction................................................................................  98
   19.3.  Waiver of Jury Trial...................................................................................  99
   19.4.  Confession of Judgment.................................................................................  99

COMMITMENT SCHEDULE
PRICING GRID
EXHIBIT A - FORM OF BORROWING NOTICE
EXHIBIT B - FORM OF CONVERSION/CONTINUATION NOTICE
EXHIBIT C-1 - REVOLVING NOTE
EXHIBIT C-2 - SINGAPORE REVOLVING NOTE
EXHIBIT C-3 - TERM A NOTE
EXHIBIT C-4 - TERM B NOTE
EXHIBIT D - FORM OF OPINION
EXHIBIT E - COMPLIANCE CERTIFICATE
EXHIBIT F - JOINDER AGREEMENT
EXHIBIT G - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H - BORROWING BASE CERTIFICATE


                               TABLE OF SCHEDULES

Schedule 5.8 - Litigation and Contingent Obligations
Schedule 5.9 - Subsidiaries and Capitalization
Schedule 5.12 - Names, Prior Transactions
Schedule 5.14 - Material Agreements
Schedule 5.16 - Ownership of Properties
Schedule 5.17 - Environmental
Schedule 5.22 - Indebtedness
Schedule 5.23 - Affiliate Transactions
Schedule 5.24 - Real Property; Leases
Schedule 5.25 - Intellectual Property Rights
Schedule 5.26 - Insurance
Schedule 5.32 - Labor Disputes
Schedule 6.20 - Other Investments
Schedule 6.22 - Liens
Schedule 6.26 - Letters of Credit
Schedule 6.31 - Nonrecourse Liabilities
Schedule 16.1 - P.O./Lock Boxes

                                CREDIT AGREEMENT

         This Agreement, dated as of December 4, 2003, is among Brush Engineered Materials Inc. (the "Company"), as a Borrower, the other Borrowers, the other Loan Parties, the Lenders and Bank One, NA, a national banking association having its principal office in Columbus, Ohio, as an LC Issuer and as Agent.

                                    RECITALS

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers loans and other extensions of credit in an aggregate principal amount not to exceed $105,000,000, which extensions of credit will be used by the Borrowers for the purposes set forth in Section 6.2;

         WHEREAS, the Borrowers and the other Loan Parties have agreed to secure all of their obligations under the Loan Documents by granting to the Agent, for the benefit of the Lenders, a security interest in and lien upon the Collateral as set forth in the Collateral Documents; and

         WHEREAS, the Guarantors have agreed to guarantee all of the Obligations of the Borrowers under the Loan Documents to the Agent and the Lenders as set forth in the Guaranty.

         NOW THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Account" shall have the meaning given to such term in the Security Agreement.

         "Account Debtor" means any Person obligated on an Account.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Loan Party
(a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Capital Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Capital Stock of a Person.

         "Advance" means a borrowing hereunder, (a) made to the same Borrower on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and currency and, in the case of Fixed Rate Loans, for the same Interest Period. The term Advance shall include Non-Ratable Loans, Overadvances and Protective Advances unless otherwise expressly provided.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of the outstanding voting power of the Capital Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

Notwithstanding the foregoing, a director, officer or employee of a Person shall not, solely because of such status, be deemed an Affiliate of such Person.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Borrowing Base" means, at any time, the aggregate of the Aggregate Domestic Borrowing Base and the Aggregate Singapore Borrowing Base.

         "Aggregate Borrowing Base Certificate" means a certificate signed by an Authorized Officer, in the form of Exhibit H or another form which is acceptable to the Agent in its sole discretion.

         "Aggregate Commitment" means the amount of $105,000,000, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Credit Exposure" means, at any time, the aggregate of the Aggregate Domestic Credit Exposure and the Aggregate Singapore Exposure, at such time.

         "Aggregate Domestic Borrowing Base" means the aggregate of the Domestic Borrowing Bases of all of the Domestic Borrowers.

         "Aggregate Domestic Credit Exposure" means, at any time, the aggregate of the Domestic Credit Exposure of all of the Domestic Lenders at such time.

         "Aggregate Domestic Revolving Exposure" means, at any time, the aggregate of the Domestic Revolving Exposure of all Domestic Lenders at such time.

         "Aggregate Revolving Commitment" means the amount of $85,000,000, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Revolving Exposure" means, at any time, the aggregate of the Domestic Revolving Exposure of all Domestic Lenders and the Singapore Exposure of all Singapore Lenders.

         "Aggregate Singapore Borrowing Base" means the aggregate of the Singapore Borrowing Bases of all of the Singapore Borrowers.

         "Aggregate Singapore Commitment" means the aggregate of the Singapore Commitments of all Singapore Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate Singapore Commitment shall be in the amount of Four Million Dollars ($4,000,000).

         "Aggregate Singapore Exposure" means, at any time, the aggregate of the Singapore Exposure of all Singapore Lenders, at such time.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Agent" means the Agent or the Singapore Correspondent Lender, as the case may be.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which fees accrue on Available Revolving Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" is defined in Section 12.3(a).

         "Authorized Officer" means any of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Treasurer or Assistant Treasurer of the Company, acting singly.

         "Availability" means, at any time, an amount equal to (a) the Maximum Borrowing Amount, minus (b) the Aggregate Revolving Exposure.

         "Available Revolving Commitment" means, at any time, the Aggregate Revolving Commitment then in effect minus the Aggregate Revolving Exposure at such time; provided that, for the purposes of this definition only, "Aggregate Revolving Exposure" shall not include any Overadvances.

         "Bank One" means Bank One, NA, a national banking association, in its individual capacity, and its successors.

         "Banking Services" means each and any of the following bank services provided to any Loan Party by Bank One, the other Lenders, or any of their respective Affiliates: (a) commercial credit cards, (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), (d) leasing services, and (e) Rate Management Transactions.

         "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Banking Services Reserves" means all Reserves which the Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

         "Bankruptcy Code" means, as applicable, Title 11 of the U.S. Code (11 U.S.C. Section 101 et seq.), or any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar statute or law, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, and any rule or regulation issued thereunder.

         "Borrower" or "Borrowers" means, collectively or individually, as the context may require, the Domestic Borrowers, the Singapore Borrower, and their successors and assigns.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit H or another form which is acceptable to the Agent in its sole discretion.

         "Borrowing Date" means a date on which an Advance or a Loan is made hereunder.

         "Borrowing Notice" is defined in Section 2.1.1(c).

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Fixed Rate Advances provided by the Domestic Lenders, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market; (b) with respect to any borrowing, payment or rate selection of Fixed Rate Advances provided by the Singapore Lenders, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York City, and Singapore for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system, and dealings in Dollars, and Singapore Dollars are carried on in the London interbank market, and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Expenditures" means, without duplication, any expenditure of money for any purchase or other acquisition or development of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "Capital Stock" means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the aggregate amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalent Investments" means (a) direct obligations of, or fully guaranteed by, the U.S. maturing within one year from the date of acquisition thereof, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with any Domestic Lender or any commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided that, in each case, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest and any Singapore equivalent.

         "Cash Management Account" is defined in Section 16.1.

         "Change" is defined in Section 3.2(a).

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting Capital Stock of the Company.

         "Clean-Up Reserve" means a reserve for clean-up costs in the amount of $5,000,000.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder, or the Singapore equivalent, if applicable.

         "Collateral" means any and all Property covered by the Collateral Documents and any and all other Property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent or the Singapore Correspondent Lender, as the case may be, on behalf of itself and the Lenders, to secure the Secured Obligations, or any portion thereof.

         "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgages, the Foreign Collateral Documents, and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations, or any portion thereof as the case may be.

         "Collateral Shortfall Amount" is defined in Section 2.1.2(l).

         "Commitment" means, with respect to any Lender, individually or collectively, as the context may require, its Domestic Commitment and Singapore Commitment.

         "Commitment Schedule" means the Schedule attached hereto identified as such and as it may be amended pursuant to the terms of this Agreement.

         "Company" means Brush Engineered Materials Inc., an Ohio corporation.

         "Compliance Certificate" is defined in Section 6.1(e).

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) depreciation, (d) amortization, (e) depletion expense and (f) nonrecurring losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, nonrecurring gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated EBITDAR" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) depreciation,
(d) amortization, (e) rental expense, (f) depletion expense and (g) nonrecurring losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, nonrecurring gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis. For purposes of this definition, "rental expense" means, for any period, total rental expense under that certain Master Lease Agreement, dated December 30, 1996, among Brush Wellman, Inc., National City Bank and certain participants.

         "Consolidated Fixed Charges" means, with reference to any period, without duplication, Consolidated Interest Expense to the extent paid in cash during such period, plus scheduled principal payments on Indebtedness made during such period, plus Capitalized Lease payments made during such period, all calculated for the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Funded Debt" means all Indebtedness for borrowed money and Capitalized Leases, including, without limitation, current, long-term and Subordinated Indebtedness, for the Company and its Subsidiaries on a consolidated basis; provided that, for purposes of this definition, obligations under the following will not be considered in calculating Consolidated Funded
Debt: (a) obligations under Rate Management Transactions, (b) Permitted Precious Metals Agreements, (c) the Kazakhstan Contract, and (d) Indebtedness under any Sale and Leaseback Transaction.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period (but not including any up-front fees paid in connection with this Agreement or the Guggenheim Debt Documents).

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Tax Expense" means, with reference to any period, the tax expense of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.7.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with a Loan Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Copyrights" shall have the meaning given to such term in the Security Agreement.

         "Credit Exposure" means, with respect to any Lender, its Domestic Revolving Exposure and Singapore Exposure, as the context may require.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Deposit Account Control Agreement" means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

         "Document" shall have the meaning given to such term in the Security Agreement.

         "Dollar" and the sign "$" mean lawful money of the United States of America.

         "Dollar Equivalent" means (a) with respect to any Singapore Revolving Loan or Protective Advance made by the Singapore Correspondent Lender, the amount denominated in Singapore Dollars as of any date of determination, that could be purchased with the amount of Dollars at the most favorable spot exchange rate quoted by the Agent at approximately 11:00 a.m. (Chicago time) on such date, and (b) with respect to any other amount, if such amount is determined in Dollars, then such amount in Dollars and, if such amount is not determined in Dollars, the Dollar equivalent of such amount, determined by the Agent on the basis of its spot rate at 11:00 a.m. (Chicago time) on the date for which the Dollar equivalent amount of such amount is being determined.

         "Domestic Availability" means, at any time, an amount equal to (a) the Domestic Maximum Borrowing Amount, minus (b) the Aggregate Domestic Revolving Exposure.

         "Domestic Borrowers" means, collectively, Brush Engineered Materials Inc., Brush Wellman Inc., BEM Services, Inc., Brush Ceramic Products, Inc., Brush International, Inc., Williams Advanced Materials Inc., Williams Acquisition LLC, Technical Materials, Inc., Brush Resources Inc., Zentrix Technologies Inc., and Circuits Processing Technology, Inc., and their respective successors and assigns.

         "Domestic Borrowing Base" means, at any time, with respect to each Domestic Borrower, the sum of (a) up to 85% of such Borrower's Eligible Accounts at such time, plus (b) 85% of the Net Orderly Liquidation Value of such Borrower's Eligible Inventory, plus (c) an amount equal to (i) $5,000,000 minus
(ii) (A) $416,666.67 multiplied by (B) the number of whole months that have elapsed since the Closing Date; provided that the amount calculated pursuant to this clause (c) shall not be less than $0; provided further that this clause (c) shall apply only to the Aggregate Domestic Borrowing Base, minus (d) Reserves related to such Borrower. The Agent may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Domestic Borrowing Base.

         "Domestic Commitment" means, for each Domestic Lender, the obligation of such Lender to make Domestic Loans and to participate in LC Obligations in an aggregate amount not exceeding the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(a), as such amount may be modified from time to time pursuant to the terms hereof.

         "Domestic Credit Exposure" means, as to any Domestic Lender, at any time, the sum of (a) the aggregate principal amount of its Domestic Loans (other than the Export-Import Loan) outstanding at such time, plus (b) an amount equal to its Pro Rata Share of any LC Obligations outstanding at such time, plus (c) an amount equal to its Pro Rata Share, if any, of the aggregate principal amount of Non-Ratable Loans, Protective Advances, and Overadvances outstanding at such time, plus, (d) if the Domestic Lender is a Non-Participating Lender, an amount equal to its Pro Rata Share of the aggregate principal amount of the Singapore Revolving Loans and the Protective Advances made by the Singapore Correspondent Lender, in each case, outstanding at such time; provided that, for purposes of determining Aggregate Credit Exposure, subpart (d) above shall not be included in the calculation of Domestic Credit Exposure.

         "Domestic Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Domestic Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "Domestic Lenders" means each Lender other than the Singapore Lenders, and their respective successors and assigns.

         "Domestic Loan Parties" means the Domestic Borrowers and any Domestic Subsidiary that after the date of this Agreement is added as a party to this Agreement by a Joinder Agreement, and "Domestic Loan Party" means any one of them.

         "Domestic Loans" means, with respect to a Domestic Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof), including Non-Ratable Loans, Overadvances, Protective Advances, and the Export-Import Loan.

         "Domestic Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Revolving Commitment minus all Reserves then in effect related to the Domestic Loan Parties (without duplication of Reserves used in calculating the Aggregate Domestic Borrowing Base (to the extent such Reserves are applicable to the calculation in this clause (i)), or (ii) the Aggregate Domestic Borrowing Base.

         "Domestic Revolving Commitment" means as to any Domestic Lender, the aggregate commitment of such Lender to make Domestic Revolving Loans or incur LC Obligations as set forth in the Commitment Schedule or in the most recent Assignment Agreement that has become effective pursuant to Section 12.3(a).

         "Domestic Revolving Exposure" means, as to any Domestic Lender at any time, the sum of (a) the aggregate principal amount of its Domestic Revolving Loans (other than the Export-Import Loan) outstanding at such time, plus (b) an amount equal to its Pro Rata Share of any LC Obligations outstanding at such time, plus (c) an amount equal to its Pro Rata Share of the aggregate principal amount of Non-Ratable Loans, Protective Advances, and Overadvances outstanding at such time, plus, (d) if the Domestic Lender is a Non-Participating Lender, an amount equal to its Pro Rata Share of the aggregate principal amount of the Singapore Revolving Loans and the Protective Advances made by the Singapore Correspondent Lender, in each case, outstanding at such time; provided that, for purposes of determining Availability and Aggregate Revolving Exposure, subpart
(d) above shall not be included in the calculation of Domestic Revolving
Exposure.

         "Domestic Revolving Loans" means the revolving loans extended by the Domestic Lenders to the Domestic Borrowers pursuant to Section 2.1.1 and 2.27 hereof.

         "Domestic Revolving Note" is defined in Section 2.21(d).

         "Domestic Subsidiary" means any Subsidiary which is organized under the laws of the U.S. or any state of the U.S.

         "Eligible Accounts" means, at any time, the Accounts of a Loan Party that the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder. Without limiting the Agent's discretion provided herein, Eligible Accounts shall not include any Account:

                  (a) which is not subject to a first priority perfected security interest for the benefit of the Applicable Agent and Lenders;

                  (b) which is subject to any Lien other than (i) Liens for the benefit of the Applicable Agent and Lenders and (ii) a Permitted Lien which does not have priority over the Liens for the benefit of the Applicable Agent and Lenders (without limiting the generality of this subparagraph (b), the parties hereto acknowledge and agree that no Account of Williams Advanced Materials, Inc. that is, or any portion thereof is, subject to a Lien with priority over the Liens granted for the benefit of the Applicable Agent and Lenders shall be an Eligible Account unless and until such Lien is terminated or subordinated to the Liens for the benefit of the Agent and the Lenders in a manner satisfactory to the Agent);

                  (c) which remains unpaid more than 90 days after the original invoice date;

                  (d) which is owing by an Account Debtor to a Loan Party for which more than 25% of the Accounts owing from such Account Debtor to that Loan Party are ineligible hereunder;

                  (e) which is owing by an Account Debtor to a Loan Party to the extent the aggregate amount of Eligible Accounts owing from such Account Debtor to such Loan Party exceeds 15% of the aggregate Eligible Accounts;

                  (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

                  (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party's completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

                  (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

                  (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

                  (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or
         (vi) ceased operation of its business;

                  (k) which is owed by an Account Debtor that (i) does not maintain its chief executive office in the U.S., Canada (unless such chief executive office is in Quebec or Newfoundland in which case, such Account from such Account Debtor shall not be an Eligible Account), or Singapore; or (ii) is not organized under the applicable laws of the U.S., Canada (other than Quebec or Newfoundland, in which case, such Account from such Account Debtor shall not be an Eligible Account), any state of the U.S. or Singapore, unless, in each case, such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent;

                  (l) which is owed in any currency other than Dollars or Singapore Dollars;

                  (m) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Liens for the benefit of the Applicable Agent and Lenders in such Account have been complied with to the Agent's satisfaction;

                  (n) which is owed by any Affiliate, employee, or director of any Loan Party;

                  (o) which, for any Account Debtor, exceeds a credit limit determined by the Agent, in its Permitted Discretion, to the extent of such excess;

                  (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

                  (q) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of such counterclaim, deduction, defense, setoff or dispute;

                  (r) which is evidenced by any promissory note, chattel paper, or instrument;

                  (s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

                  (t) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business; or

                  (u) which the Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder (other than as a result of the Agent's determination or due to the payment of such Account), the Company shall notify the Agent thereof (i) within three (3) Business Days of the date the Company has obtained knowledge thereof if any such Account is in excess of $500,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

         "Eligible Inventory" means, at any time, the Inventory of a Loan Party that the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder. Without limiting the Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

                  (a) which is not subject to a first priority perfected security interest for the benefit of the Applicable Agent and Lenders;

                  (b) which is subject to any Lien other than (i) Liens for the benefit, of the Applicable Agent and Lenders and (ii) a Permitted Lien which does not have priority over the Liens for the benefit of the Applicable Agent and Lenders (without limiting the generality of this subparagraph (b), the parties hereto acknowledge and agree that no Inventory of Williams Advanced Materials, Inc. that is, or any portion thereof is, subject to a Lien with priority over the Liens granted for the benefit of the Applicable Agent and Lenders shall be Eligible Inventory unless and until such Lien is terminated or subordinated to the Liens for the benefit of the Agent and the Lenders in a manner satisfactory to the Agent);

                  (c) which is, in the Agent's reasonable opinion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

                  (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true;

                  (e) which does not conform to all material standards imposed by any governmental authority;

                  (f) which constitutes work-in-process, raw materials containing or consisting of bertrandite ore, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

                  (g) which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers, provided that, Inventory in transit may be included as eligible despite this clause
         (g) so long as (i) the Agent shall have received (A) a true and correct copy of the non-negotiable bill of lading and other shipping documents for such Inventory, (B) evidence that such Inventory is insured pursuant to casualty insurance naming the Agent as loss payee and otherwise covering such risks as the Agent may reasonably request, and
         (C) such other duly executed documents as reasonably requested by the Agent for such Inventory and (ii) the common carrier is not an Affiliate of the applicable vendor or supplier;

                  (h) which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Agent a Collateral Access Agreement or, with respect to any such location for which the Agent does not receive a Collateral Access Agreement the Inventory located there will continue to be Eligible Inventory, but the Agent shall establish a Reserve in an amount equal to three (3) months rent for such location; provided, however, that with respect to Inventory located at a leased location for which the Agent shall not have received a Collateral Access Agreement on the Closing Date, such Inventory shall be Eligible Inventory under this subpart (h) for a period of 90 days after the Closing Date;

                  (i) which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document (other than non-negotiable bills of lading to the extent permitted pursuant to clause (g) above), unless such warehouseman or bailee has delivered to the Agent a Collateral Access Agreement and such other documentation as the Agent may reasonably require;

                  (j) which is the subject of a consignment by such Loan Party as consignor;

                  (k) which contains or bears any Intellectual Property Rights licensed to such Loan Party unless the Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

                  (l) which is not reflected in a current perpetual inventory report of a Loan Party (unless such Inventory is reflected in an acceptable separate report to the Agent as "in transit" Inventory); or

                  (m) which the Agent otherwise determines in its Permitted Discretion is unacceptable.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than as a result of the Agent's determination), the Company shall notify the Agent thereof (i) within three (3) Business Days of the date the Company has obtained knowledge thereof if any such Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $500,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Aggregate Borrowing Base Certificate in all other cases.

         "Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other legally enforceable governmental restrictions relating to (a) the protection of the environment from pollutants, contaminants, hazardous substances or wastes, (b) the effect of pollutants, contaminants, hazardous substances or wastes on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equipment" has the meaning specified in the Security Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Plan" means each "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Loan Party or any member of its Controlled Group at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the subject Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin.

         "Export-Import Collateral" means the Collateral as defined in the Export Loan Agreement by and between Bank One, NA and the Domestic Borrowers.

         "Export-Import Loan" means a revolving credit facility provided by Bank One, NA to the Domestic Borrowers in the maximum amount of $7,500,000, as described in more detail in the Export-Import Loan Documents.

         "Export-Import Loan Documents" means this Agreement and the following documents, each of which shall be in form and substance reasonably acceptable to the Domestic Borrowers: an Export-Import

Bank of the United States Working Capital Guarantee Program Borrower Agreement, an Export Loan Agreement, a Loan Authorization Notice, an Intracreditor Subordination and Confirmation, an Intercreditor Subordination and Confirmation, an Export-Import Revolving Note, and any and all other documents as may be requested by the Agent in connection with the Export-Import Loan.

         "Export-Import Revolving Note" has the meaning set forth in the Export-Import Loan Documents.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall revenue or net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated, organized or doing business or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility" means the credit facility described in Section 2.1 hereof to be provided to the Borrowers on the terms and conditions set forth in this Agreement.

         "Facility LC" is defined in Section 2.1.2(a).

         "Facility LC Application" is defined in Section 2.1.2(c).

         "Facility LC Collateral Account" is defined in Section 2.1.2(j).

         "Facility Termination Date" means December 3, 2008 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" is defined in Section 2.10(c).

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

         "Fiscal Month" means any of the monthly accounting periods of the Company.

         "Fiscal Quarter" means any of the quarterly accounting periods of the Company.

         "Fiscal Year" means any of the annual accounting periods of the Company ending on December 31st of each year.

         "Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of each Fiscal Quarter of the Company for the then most-recently ended four Fiscal Quarters of (a) Consolidated EBITDA, minus cash taxes paid, minus the unfinanced portion of Consolidated Capital Expenditures, minus cash dividends, plus cash tax refunds to (b) Consolidated Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis. Notwithstanding the foregoing, for the Fixed Charge Coverage Ratio, the Company shall use Consolidated EBITDAR instead of Consolidated EBITDA in its financial statements for the period up to and including December 4, 2003 for the basis of such calculations.

         "Fixed Rate Advances" means Eurodollar Advances and Singapore Fixed Rate Advances.

         "Fixed Rate Loans" means Eurodollar Loans and Singapore Fixed Rate
Loans.

         "Fixture" has the meaning specified in the Security Agreement.

         "Floating Rate" means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advances" means Singapore Floating Rate Advances and Domestic Floating Rate Advances.

         "Floating Rate Loans" means Singapore Floating Rate Loans and Domestic Floating Rate Loans.

         "Foreign Collateral Documents" means, collectively, the documents granting a Lien upon the Collateral of the Singapore Loan Parties as security for payment of the Singapore Obligations.

         "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funding Account" means a deposit account of (a) BEM Services Inc. maintained with the Agent, and (b) the Singapore Borrower maintained with the Singapore Correspondent Lender in Singapore, in which the Agent or the Singapore Lenders, as the case may be, are authorized by such Borrower to deposit the proceeds of Loans.

         "GAAP" means U.S. generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

         "Guaranteed Obligations" is defined in Section 15.1.

         "Guarantor" means each Loan Party (other than the Borrowers) and any other Person who becomes a party to the Guaranty pursuant to a Joinder Agreement, together with their respective successors and assigns.

         "Guaranty" means Article XV of this Agreement and each separate guaranty, if any, in form and substance satisfactory to the Agent, delivered by each Guarantor that is a Foreign Subsidiary (which guaranty shall be governed by the laws of the country in which such Foreign Subsidiary is located), in each case, as it may be amended or modified and in effect from time to time.

         "Guggenheim" means Guggenheim Corporate Funding, LLC, or any successor provider of the Guggenheim Debt.

         "Guggenheim Debt" means the Indebtedness of the Company to Guggenheim in an original principal amount equal to $35,000,000 (together with capitalized interest, fees, and other costs) incurred pursuant to the terms of the Guggenheim Debt Documents.

         "Guggenheim Debt Documents" means that certain Loan Agreement, dated as of December 4, 2003, among the Company, as borrower, the guarantors party thereto, and Guggenheim, as lender, and all other documents, agreements and instruments that evidence, secure, guarantee or are otherwise executed and delivered by a Loan Party in connection with the Guggenheim Debt, in each case as they now exist or may be amended, modified, supplemented, extended, replaced, renewed, refinanced or restored in accordance with that certain Intercreditor Agreement by and between the Agent, in its capacity as agent for the Lenders, and Guggenheim, in it capacity as collateral agent for the Guggenheim Lenders (as defined therein).

         "Indebtedness" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Liabilities, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition,
(h) the stated face amount of all letters of credit or bankers' acceptances issued for the account of such Person and, without duplication, all reimbursement obligations with respect to such issued letters of credit, (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, under or in connection with Rate Management Transactions, including, without limitation, Net Mark-to-Market Exposure, and (j) obligations of such Person under any Sale and Leaseback Transaction.

         "Intellectual Property Rights" means, with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

         "Intercompany Notes" is defined in Section 6.16(e).

         "Intercreditor Agreements" means (a) that certain Intercreditor Agreement dated as of the Closing Date by and between the Agent, on behalf of itself and the Lenders, and Guggenheim Corporate Funding, LLC, (b) that certain Intercreditor Agreement dated as of the Closing Date by and among the Agent, on behalf of itself and the Lenders, and The Bank of Nova Scotia, and (c) every other intercreditor agreement related to the Loans entered into by the Agent, on behalf of itself and the other Lenders, on or after the Closing Date.

         "Interest Period" means, with respect to a Eurodollar Advance or a Singapore Fixed Rate Loan, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory" has the meaning specified in the Security Agreement.

         "Investment" of a Person means any (a) loan or advance, (b) extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), (c) contribution of capital by such Person, (d) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Capital Stock owned by such Person, (e) any deposit accounts and certificate of deposit owned by such Person, and (f) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Joinder Agreement" is defined in Section 6.14(a).

         "Judgment Amount" is defined in Section 9.14.

         "Kazakhstan Contract" means that certain agreement, dated as of December 21, 1999, among Brush Wellman Inc., Kazatomprom, Ulba Metallurgical Plant, and NUKEM, Inc. as amended from time to time, but only to the extent that the Dollar Equivalent of any Indebtedness related thereto does not exceed $9,000,000 during any consecutive 12-month period.

         "LC Fee" is defined in Section 2.10(b).

         "LC Issuer" means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as an issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.1.2(d).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender, the LC Issuer or the Agent, the office, branch, subsidiary or Affiliate of such Lender, LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender, the LC Issuer or the Agent pursuant to
Section 2.22 which, in the case of a Singapore Lender, shall be located in Singapore.

         "Letter of Credit" of a Person means a standby or commercial letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, the ratio, determined as of the end of each Fiscal Quarter of the Company for the then most-recently ended four Fiscal Quarters of (a) Consolidated Funded Debt to (b) Consolidated EBITDA. Notwithstanding the foregoing, for the Leverage Ratio calculations that require the Company to include financial information from any Fiscal Quarter occurring in 2003, the Company shall use Consolidated EBITDAR instead of Consolidated EBITDA for such calculation.

         "Licenses" has the meaning given to such term in the Security
Agreement.

         "Lien" means any lien (statutory or other), mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means this Agreement, any Notes, the Facility LC Applications, the Collateral Documents, the Guaranty, the Export-Import Loan Documents, the Intercreditor Agreements and all other agreements, instruments, documents and certificates identified in Section 4.1 executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any Authorized Officer of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Loan Parties" means the Domestic Loan Parties, the Singapore Loan Parties, and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement, and "Loan Party" means any one of them.

         "Loans" means, with respect to a Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof), including Non-Ratable Loans, Overadvances, Protective Advances, and the Export-Import Loan.

         "Loss" is defined in Section 9.14.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its material obligations under the Loan Documents to which it is a party, (c) a material portion of the Collateral, or the Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens or (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Revolving Commitment minus all Reserves then in effect (without duplication of Reserves used in calculating the Aggregate Borrowing Base (to the extent such Reserves are applicable to the calculation in this clause (i)), or (ii) the Aggregate Borrowing Base.

         "Modify" and "Modification" are defined in Section 2.1.2(a).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means any mortgage, deed of trust or other agreement which conveys or evidences a Lien, for the benefit of the Agent and the Domestic Lenders, on real Property of a Domestic Loan Party, including any amendment, modification or supplement thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any member of a Controlled Group is a party or which it is obligated to make contributions.

         "Net Cash Proceeds" means, if in connection with (a) an asset disposition by any Domestic Loan Party, cash proceeds actually received by a Loan Party net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of Permitted Liens on such asset), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith; (b) the issuance or incurrence of

Indebtedness, cash proceeds actually received by a Loan Party net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; or (c) an equity issuance, cash proceeds actually received by a Loan Party net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Net Orderly Liquidation Value" means, with respect to Inventory or Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Agent in its Permitted Discretion by an appraiser acceptable to the Agent in its Permitted Discretion, net of all costs of liquidation thereof.

         "Non-Participating Lender" is defined in Section 2.2.

         "Non-Paying Guarantor" is defined in Section 15.11.

         "Non-Ratable Loan" and "Non-Ratable Loans" are defined in Section
2.1.3.

         "Non-U.S. Borrower" is defined in Section 3.2(b).

         "Non-U.S. Lender" is defined in Section 3.5(d).

         "Notes" means the Domestic Revolving Notes, the Singapore Revolving Notes, the Export-Import Revolving Note, the Term Notes, and the Substitute Note.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the Singapore Correspondent Lender, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction to which such Person is a party which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction to which such Person is a party which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding obligations with respect to Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such

Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Company and its Subsidiaries.

         "Original Due Date" is defined in Section 9.14.

         "Other Taxes" is defined in Section 3.5(b).

         "Overadvances" is defined in Section 2.1.4(b).

         "Participants" is defined in Section 12.2(a).

         "Participating Lender" is defined in Section 2.2.

         "Patents" has the meaning given to such term in the Security Agreement.

         "Paying Guarantor" is defined in Section 15.11.

         "Payment Date" means (a) with respect to interest payments due on any Floating Rate Loan, the first day of each Fiscal Month and the Facility Termination Date; (b) with respect to interest payments due on any Fixed Rate Loan, (i) the last day of the applicable Interest Period, and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date; and (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each Fiscal Quarter and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Liens" is defined in Section 6.21.

         "Permitted Precious Metals Agreements" means precious metals agreements and arrangements (whether styled as debt, a lease, a consignment or otherwise) entered into from time to time by any Loan Party, but only to the extent that the aggregate Dollar Equivalent of the precious metals subject thereto does not exceed $60,000,000. For purposes of this definition, "precious metals" shall include, without limitation, gold, silver, platinum, palladium and copper (even though copper is not generally deemed to be a precious metal).

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Loan Party or any member of a Controlled Group may have any liability.

         "Prepayment Fee" is defined in Section 2.16(b).

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         "Prior Agreements" is defined in Section 4.1(j).

         "Projections" is defined in Section 6.1(d).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person; other assets owned by such Person; and to the extent of such Person's interest therein, other assets leased or operated by such Person.

         "Pro Rata Share" means, as to any Lender, (a) with respect to the Aggregate Revolving Commitment or Aggregate Revolving Exposure (including, in each case, without limitation, Domestic Revolving Loans, Facility LC's, Non-Ratable Loans, Protective Advances, and Overadvances), a fraction expressed as a percentage, the numerator of which is such Lender's Domestic Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment,
(b) with respect to Term A Loans, a fraction expressed as a percentage, the numerator of which is such Lender's outstanding principal amount of the Term A Loan and the denominator of which is the aggregate outstanding amount of the Term A Loans of all of the Lenders; (c) with respect to Term B Loans, a fraction, expressed as a percentage, the numerator of which is such Lender's outstanding principal amount of the Term B Loan and the denominator of which is the aggregate outstanding amount of the Term B Loans of all of the Lenders; and
(d) with respect to the Aggregate Singapore Commitment or the Aggregate Singapore Exposure, a percentage equal to a fraction the numerator of which is such Lender's Singapore Commitment and the denominator of which is the Aggregate Singapore Commitment.

         "Protective Advances" is defined in Section 2.1.4(a).

         "Purchasers" is defined in Section 12.3(a).

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Loan Party which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Register" is defined in Section 12.3(d).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Domestic Borrowers then outstanding under Section 2.1.2 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "Reports" is defined in Section 9.6(a)(i).

         "Required Lenders" means the Domestic Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the Domestic Lenders in the aggregate holding at least 66-2/3% of the Aggregate Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Reserves" means any and all reserves which the Agent deems necessary, without duplication of any other reserve or adjustment made under the definition of Eligible Accounts or Eligible Inventory, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party in accordance with Subsection (h) of the definition of Eligible Inventory and for consignee's, warehousemen's, and bailee's charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Rate Management Transactions, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. Except with respect to the Term A Loan, "Reserves" shall not include the Clean-up Reserve.

         "Revolving Loans" means the Domestic Revolving Loans and the Singapore Revolving Loans.

         "Risk-Based Capital Guidelines" is defined in Section 3.2(a).

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Foreign Obligations" means the Singapore Obligations.

         "Secured Obligations" means, collectively, (i) the Obligations; (ii) all Banking Services Obligations; and (iii) all Rate Management Obligations owing to one or more Lenders, provided that at or prior to the time that any Rate Management Transaction relating to such Rate Management Obligation is executed, the Lender party thereto (if other than Bank One) shall have delivered written notice to the Agent that such a Rate Management Transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

         "Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, between the Domestic Loan Parties and the Agent, for the benefit of the Agent and the Lenders, and any other pledge or security agreement entered into, after the Closing Date by any other Domestic Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

         "Settlement" is defined in Section 2.19(a).

         "Settlement Date" is defined in Section 2.19(a).

         "Singapore Advance" means a borrowing hereunder (a) made by some or all of the Singapore Lenders on the same Borrowing Date or (b) converted or continued by a Singapore Lender on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the Singapore Revolving Loans of the same type and, in the case of the Singapore Fixed Rate Loans, for the same Interest Period. The term "Singapore Advance" shall include Protective Advances made by the Singapore Correspondent Lender.

         "Singapore Affiliate" means a financial institution organized under the laws of the Singapore that is affiliated with a Lender.

         "Singapore Availability" means, at any time, an amount equal to (a) the Singapore Maximum Borrowing Amount, minus (b) the Aggregate Singapore Exposure.

         "Singapore Base Rate" means the per annum interest rate established from time to time by Singapore Correspondent Lender as the Singapore Correspondent Lender's "prime rate" for loans in Singapore Dollars or similar index, whether or not such rate is publicly announced; the Singapore Base Rate may not be the lowest interest rate charged by Singapore Correspondent Lender for commercial or other extensions of credit in Singapore Dollars. Each change in the Singapore Base Rate shall be effective immediately from and after such change.

         "Singapore Borrower" means Brush Wellman (Singapore) PTE Ltd.

         "Singapore Borrowing Base" means, at any time, with respect to the Singapore Borrower, up to 85% of such Borrower's Eligible Accounts at such time, minus Reserves related to such Borrower. The Singapore Borrowing Base shall be calculated and reported in Dollars; provided that, for the purposes of calculating the Aggregate Borrowing Base, such amount shall not exceed $4,000,000. The Agent may, in its Permitted Discretion, reduce the advance rate set forth above or reduce one or more of the other elements used in computing the Singapore Borrowing Base.

         "Singapore Commitment" means, for each Singapore Lender, the obligation of such Lender to make Singapore Revolving Loans to the Singapore Borrower in an aggregate amount not to exceed the amount set forth in the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(a), as such amount may be modified from time to time pursuant to the terms hereof.

         "Singapore Correspondent Lender" means Bank One, Singapore Branch, or such other financial institution reasonably acceptable to the Company and organized under the laws of Singapore as may be designated by the Agent from time to time.

         "Singapore Derived Fixed Rate" means a rate per annum equal to the Singapore Domestic Rate plus the Applicable Margin related to Eurodollar Loans.

         "Singapore Derived Floating Rate" means, for any day, a rate per annum equal to (a) the Singapore Base Rate for such day plus, the Applicable Margin (for Floating Rate Loans), in each case changing when and as the Singapore Base Rate changes.

         "Singapore Dollar" means the lawful currency of Singapore.

         "Singapore Domestic Rate" means, for any Interest Period with respect to a Singapore Fixed Rate Loan, the per annum rate of interest determined by the Singapore Correspondent Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (local time) on the date of such Singapore Fixed Rate Loan as provided by Reuters (or any similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate for Singapore Dollar deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such rate quotation is not available or determinable for any reason, then the rate shall be determined by the Agent as of approximately 11:00 a.m. (local time) on the date of such Singapore Fixed Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which Singapore Dollar deposits in immediately available funds in an amount comparable to such Singapore Fixed Rate Loan and with a maturity comparable to such Interest Period are offered to the prime banks by lending banks in the London interbank market.

         "Singapore Exposure" shall mean, with respect to any Singapore Lender, at any time, the sum of the Dollar Equivalent of the aggregate principal amount of its Singapore Revolving Loans outstanding, plus an amount equal to its Pro Rata Share of the Dollar Equivalent of the aggregate principal amount of Protective Advances made by the Singapore Correspondent Lender and outstanding at such time.

         "Singapore Fixed Rate Advance" shall mean an Advance which, except as provided in Section 2.12, bears interest at the Singapore Derived Fixed Rate.

         "Singapore Fixed Rate Loan" shall mean a Loan which, except as provided in Section 2.12, bears interest at the Singapore Derived Fixed Rate.

         "Singapore Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Singapore Derived Floating Rate.

         "Singapore Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Singapore Derived Floating Rate.

         "Singapore Lenders" means, collectively (a) the Singapore Correspondent Lender, and (b) the Singapore Affiliate of the Singapore Correspondent Lender; provided that (i) any Singapore Revolving Loan made by such Singapore Lender shall be actually made, issued or participated in, as the case may be, by such Singapore Affiliate, and (ii) the Singapore Commitment for such Singapore Lender shall each be deemed to apply to it and such Singapore Affiliate collectively.

         "Singapore Loan Parties" means the Singapore Borrower and the Singapore Subsidiaries, and "Singapore Loan Party" means any one of them.

         "Singapore Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the Aggregate Singapore Commitment minus all Reserves then in effect related to the Singapore Loan Parties (without duplication of Reserves used in calculating the Aggregate Singapore Borrowing Base (to the extent such Reserves are applicable to the calculation in this clause (i)), or
(ii) the Aggregate Singapore Borrowing Base.

         "Singapore Obligations" means all unpaid principal and accrued and unpaid interest on the Singapore Revolving Loans, all Protective Advances made by the Singapore Correspondent Lender, all Rate Management Obligations of the Singapore Loan Parties to the Singapore Lenders, all accrued and unpaid fees and all accrued and unpaid expenses, reimbursements, indemnities, and other obligations of the Singapore Loan Parties to the Singapore Lenders or to any Singapore Lender, the Singapore Correspondent Lender, or any indemnified party (with respect to the Singapore Fixed Rate Loans) arising under the Loan Documents.

         "Singapore Revolving Loans" means the revolving loans extended by the Singapore Lenders to the Singapore Borrower pursuant to Section 2.1.1 hereof.

         "Singapore Revolving Note" is defined in Section 2.21(d) hereof.

         "Singapore Subsidiary" means any Subsidiary of a Domestic Borrower or Singapore Borrower (other than Singapore Borrower) that is organized under the laws of Singapore and that is either party to this Agreement on the date hereof or is added as a party to this Agreement pursuant to a Joinder Agreement.

         "Single Employer Plan" means a Plan maintained by a Domestic Loan Party or any member of a Controlled Group for employees of such Loan Party or any member of a Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is contractually subordinated to payment of the Guaranteed Obligations to the written satisfaction of the Agent.

         "Subsidiary" of a Person means, any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means Property which represents more than the greater of (a) $5,000,000 or (b) 10% of the consolidated assets of a Borrower or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Borrower, in each case, as would be shown in the consolidated financial statements of such Borrower as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Substitute Note" is defined in Section 2.24.

         "Supporting Letter of Credit" is defined in Section 2.1.2(l).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term A Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term A Loans, which aggregate commitment shall be Twelve Million Dollars ($12,000,000) on the Closing Date. After advancing the Term A Loan, each reference to a Lender's Term A Loan Commitment shall refer to that Lender's Pro Rata Share.

         "Term A Loans" means the term loans extended by the Lenders to the Borrowers pursuant to Section 2.1.5 hereof.

         "Term A Note" is defined in Section 2.21(d).

         "Term B Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Term B Loans as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate commitment of all Lenders to make Term B Loans, which aggregate commitment shall be Eight Million Dollars ($8,000,000) on the Closing Date. After advancing the Term B Loan, each reference to a Lender's Term B Loan Commitment shall refer to that Lender's Pro Rata Share.

         "Term B Loans" means the term loans extended by the Lenders to the Borrower pursuant to Section 2.1.6 hereof.

         "Term B Note" is defined in Section 2.21(d).

         "Term Loans" means, collectively, the Term A Loans and the Term B
Loans.

         "Term Notes" means, collectively, the Term A Notes and the Term B
Notes.

         "Trademarks" shall have the meaning given to such term in the Security Agreement.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Fixed Rate Advance, and with respect to any Loan, its nature as a Floating Rate Loan or a Fixed Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Ohio or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

         "Unfunded Liabilities" means the aggregate "unfunded current liabilities" of all Single Employer Plans as defined under Section 412(l)(8)(A) of the Code.

         "Unliquidated Secured Obligations" means, at any time, any Secured Obligations (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unused Commitment Fee" is defined in Section 2.10(a).

         "U.S." means the United States of America.

         "Wholly-Owned Subsidiary" of a Person means, any Subsidiary all of the outstanding Capital Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP. Unless otherwise defined in this Article I, terms that are defined in the UCC, as in effect from time to time, are used herein as so defined.

                                   ARTICLE II

                                  THE FACILITY

         2.1. The Facility. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrowers as set forth below and (b) participate in Facility LCs issued upon the request of the Domestic Borrowers, provided that, after giving effect to the making of each such Advance and the issuance of each such Facility LC, such Lender's Credit Exposure shall not exceed its Commitment; provided further, that the Aggregate Credit Exposure shall not exceed the Aggregate Commitment. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section
2.1.2. The Facility shall be composed of Domestic Revolving Loans, Singapore Revolving Loans, Non-Ratable Loans, Protective Advances, Overadvances, Facility LCs, and Term Loans, as set forth below:

                  2.1.1. Revolving Loans

                           (a) Domestic Amount. From and including the Closing Date and prior to the Facility Termination Date, each Domestic Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the "Domestic Revolving Loans") to, and participate in Facility LCs issued as set forth in Section 2.1.2 below on behalf of, the Domestic Borrowers, in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate Revolving Commitment. If any requested Advance to the Domestic Borrowers would exceed the Availability or the Domestic Availability, the Domestic Lenders will refuse to make or may otherwise restrict the making of Domestic Revolving Loans or the issuance of Facility LCs as the Domestic Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.1.4. The Domestic Revolving Loans may consist of Domestic Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Company in accordance with Sections 2.1.1(c) and 2.7. Subject to the terms of this Agreement, the Domestic Borrowers may borrow, repay and reborrow Domestic Revolving Loans any time prior to the Facility Termination Date. The Domestic Revolving Commitments to extend credit hereunder shall expire on the Facility Termination Date.

                           (b) Singapore Amount. From and including the Closing Date and prior to the Facility Termination Date, each Singapore Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the "Singapore Revolving Loans") to the Singapore Borrower, in aggregate amounts not to exceed such Lender's Pro Rata Share of the Aggregate Singapore Commitment. If any requested Singapore Advance to the Singapore Borrower would exceed the Availability or the Singapore Availability, the Singapore Lenders will refuse to make or may otherwise restrict the making of Singapore Revolving Loans as the Singapore Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to direct the Singapore Correspondent Lender to make Protective Advances and Overadvances pursuant to the terms of Section 2.1.4. The Singapore Revolving Loans may consist of Singapore Floating Rate Advances or Singapore Fixed Rate Advances, or a combination thereof, selected by the Company in accordance with Sections 2.1.1(c) and 2.7. Subject to the terms of this Agreement, the Singapore Borrower may borrow, repay and reborrow Singapore Revolving Loans any time prior to the Facility Termination Date. The Singapore Commitments to extend credit hereunder shall expire on the Facility Termination Date. All Singapore Revolving Loans will be funded in Singapore Dollars.

                           (c) Borrowing Procedures. The Company shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable thereto, from time to time. The Company shall give the Agent irrevocable notice (a "Borrowing Notice") (with a copy to the Singapore Correspondent Lender for Singapore Revolving Loans) not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, and not later than 10:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Fixed Rate Advance, specifying (in the form of Exhibit A): (1) the Borrower, (2) the Borrowing Date, which shall be a Business Day, of such Advance, (3) the aggregate amount of such Advance, (4) the Type of Advance selected; provided that, if the Company fails to specify the Type of Advance requested, such request shall be deemed a request for a Floating Rate Advance, and (5) the duration of the Interest Period if the Type of Advance requested is a Fixed Rate Advance.

                           (d) The Agent's Election. Promptly after receipt of a Borrowing Notice (or telephonic notice in lieu thereof) of a requested Domestic Floating Rate Advance, the Agent shall elect in its discretion to have the terms of Section 2.1.1(e) (pro rata advance by all Domestic Lenders) or Section 2.1.3 (advance by the Agent, in the form of a Non-Ratable Loan, on behalf of the Domestic Lenders) apply to such requested Advance.

                           (e) Pro Rata Advance. If the requested Advance is for a Domestic Floating Rate Advance, unless the Agent elects to have the terms of Section 2.1.3 apply to the requested Domestic Floating Rate Advance, or if a requested Advance is for a Domestic Fixed Rate Advance, then promptly after receipt of a Borrowing Notice or telephonic notice in lieu thereof as permitted by Section 2.8, the Agent shall notify the Domestic Lenders by telecopy (with telephonic confirmation of receipt), telephone, or e-mail (with telephonic confirmation of receipt) of the requested Advance. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Domestic Lender shall make available its Pro Rata Share of such Domestic Revolving Loan in funds immediately available in Chicago to the Agent, and the Agent will make the funds so received from the Lenders available to the Domestic Borrowers at the Funding Account as set forth in Section 2.5.

                  2.1.2. Facility LCs.

                           (a) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue to a Domestic Loan Party standby and commercial Letters of Credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Closing Date of this Agreement and prior to the Facility Termination Date upon the request of the Company, on behalf of itself or the applicable Loan Party; provided that, the maximum face amount of the Facility LC to be issued or Modified, does not exceed the lesser of (i) an amount equal to $25,000,000 minus the sum of (A) the aggregate undrawn amount of all outstanding Facility LCs at such time plus, without duplication, (B) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time and (ii) the Domestic Availability. No Facility LC (or any renewal thereof) shall have an expiry date later than the earlier of (i) the fifth Business Day prior to the Facility Termination Date and (ii) one year after its issuance; provided that each Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods.

                           (b) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.1.2, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Domestic Lender, and each Domestic Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share of the Aggregate Revolving Commitment.

                           (c) Notice. Subject to Section 2.1.2(a), the Company, on behalf of itself or the applicable Loan Party, shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification), and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Domestic Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in
                  Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company, on behalf of itself or the applicable Loan Party for whose benefit the Facility LC is to be issued, shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                           (d) Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Domestic Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Company and each Domestic Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Domestic Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Domestic Borrowers pursuant to Section 2.1.2(e) below, plus (ii) interest on the foregoing amount to be reimbursed by the Domestic Lenders, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Domestic Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Domestic Floating Rate Advances.

                           (e) Reimbursement by the Domestic Borrowers. The Domestic Borrowers shall be irrevocably and unconditionally, jointly and severally, obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, neither the Domestic Borrowers nor any Domestic Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Domestic Borrowers or such Domestic Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Domestic Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Domestic Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and
                  (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Domestic Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Domestic Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Domestic Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.1.2(d). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(e) and the satisfaction of the applicable conditions precedent set forth in Article IV), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                           (f)      Obligations Absolute. The Domestic
                  Borrowers' obligations under this Section 2.1.2 shall be absolute and unconditional, and joint and several, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Domestic Borrowers may have or have had against the LC Issuer, any Domestic Lender or any beneficiary of a Facility LC. The Domestic Borrowers further agree with the LC Issuer and the Domestic Lenders that the LC Issuer and the Domestic Lenders shall not be responsible for, and the Domestic Borrowers' Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Domestic Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Domestic Borrowers or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Domestic Borrowers agree that any action taken or omitted by the LC Issuer or any Domestic Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Domestic Borrowers and shall not put the LC Issuer or any Lender under any liability to the Domestic Borrowers. Nothing in this Section 2.1.2(f) is intended to limit the right of the Domestic Borrowers to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.1.2(e).

                           (g) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Domestic Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.1.2, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Domestic Lenders and any future holders of a participation in any Facility LC.

                           (h) Indemnification. The Domestic Borrowers, jointly and severally, hereby agree to indemnify and hold harmless each Domestic Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that, the Domestic Borrowers shall not be required to indemnify any Domestic Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.1.2(h) is intended to limit the obligations of the Domestic Borrowers under any other provision of this Agreement.

                           (i) Lenders' Indemnification. Each Domestic Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Domestic Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.1.2 or any action taken or omitted by such indemnitees hereunder.

                           (j) Facility LC Collateral Account. The Domestic Borrowers agree that they will, after the occurrence and during the continuance of a Default, upon the request of the

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

                  Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Domestic Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Company but under the sole dominion and control of the Agent, for the benefit of the Domestic Lenders, and in which the Domestic Borrowers shall have no interest other than as set forth in Section 8.1. The Domestic Borrowers hereby pledge, assign and grant to the Agent, on behalf of and for the ratable benefit of the Domestic Lenders and the LC Issuer, a security interest in all of the Domestic Borrowers' right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding thirty days. Nothing in this Section 2.1.2(j) shall either obligate the Agent to require the Domestic Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                           (k) Rights as a Lender. In its capacity as a Domestic Lender, the LC Issuer shall have the same rights and obligations as any other Domestic Lender.

                           (l)      Termination of the Facility. If,
                  notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding at the time of termination of this Agreement, then upon such termination the Domestic Borrowers shall deposit with the Agent, for the benefit of the Agent and the Domestic Lenders, with respect to all LC Obligations, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit"), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in an amount in immediately available funds (which funds shall be held in the Facility LC Collateral Account) equal to 105% of the difference of (x) the amount of LC Obligations of the Domestic Borrowers at such time, less (y) the amount on deposit in the Domestic Borrowers' Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"), under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the LC Issuer and the Domestic Lenders for payments to be made by the Agent, the LC Issuer and the Domestic Lenders under any such Facility LC and any fees and expenses associated with such Facility LC, or
                  (ii) cash in an amount equal to 105% of the Collateral Shortfall Amount. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Agent and the Domestic Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding.

                           2.1.3. Non-Ratable Loans. Subject to the restrictions
                  set forth in Section 2.1.1(a), the Agent may elect to have the terms of this Section 2.1.3 apply to any requested Domestic Floating Rate Advance and Bank One shall thereafter make an Advance, on behalf of the Domestic Lenders and in the amount requested, available to the Domestic Borrowers on the applicable Borrowing Date by transferring same day funds to the appropriate Funding Account. Each Advance made solely by Bank One pursuant to this Section 2.1.3 is referred to in this Agreement as a "Non-Ratable Loan," and such Advances are referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Domestic Lenders, except that all payments thereon shall be payable to Bank One solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed the lesser of (a) $5,000,000 and (b) the Domestic Availability (before giving effect to such Non-Ratable

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

                  Loan). Non-Ratable Loans may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied. The Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Obligations hereunder. All Non-Ratable Loans shall be Domestic Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.19. Notwithstanding anything to the contrary contained in this Agreement, each Non-Ratable Loan shall be repaid by the Domestic Borrowers within five Business Days after the date on which such Non-Ratable Loan was made.

                           2.1.4.   Protective Advances and Overadvances.

                           (a)      Protective Advances. Subject to the
                  limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, to make Advances to the Domestic Borrowers (or to direct the Singapore Correspondent Lender to make Advances to the Singapore Borrower), on behalf of the Lenders, in an aggregate amount outstanding at any time not to exceed the Dollar Equivalent of $5,000,000, which the Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof,
                  (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.6 (any of such Advances are herein referred to as "Protective Advances"); provided that, no Protective Advance shall cause any Lender's Credit Exposure to exceed its Commitment, the Aggregate Revolving Exposure to exceed the Aggregate Revolving Commitment, or the Singapore Exposure to exceed the Aggregate Singapore Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Agent or the Singapore Lender, in and to the Collateral and shall constitute Obligations hereunder; provided that if a Protective Advance relates to Collateral of a Singapore Borrower, such Protective Advance shall constitute a Singapore Obligation, and shall be secured by Liens in favor of the Singapore Correspondent Lender. All Protective Advances shall be Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.19.

                           (b)      Overadvances. Any provision of this
                  Agreement to the contrary notwithstanding, at the request of the Company, the Agent may in its sole discretion (but shall have absolutely no obligation to), make Advances to the Domestic Borrowers, on behalf of the Domestic Lenders, in amounts that exceed the Domestic Availability (any such excess Advances are herein referred to collectively as "Overadvances"); provided that, (i) no such event or occurrence shall cause or constitute a waiver of the Agent's or the Lenders' right to refuse to make any further Overadvances, Loans or Non-Ratable Loans, or issue Facility LCs, as the case may be, at any time that an Overadvance exists, (ii) no Overadvance shall result in a Default or Unmatured Default due to the Borrower's failure to comply with
                  Section 2.1.1(a) for so long as the Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance, and (iii) in no event shall Overadvances be outstanding for more than 30 days (which days need not be consecutive) in any 180 day period. In addition, Overadvances may be made even if a Default or Unmatured Default exists, but may not be made if the conditions precedent set forth in Section 4.2 have not been satisfied (other than the condition regarding availability). All Overadvances shall constitute Domestic Floating Rate Advances, shall bear interest at the default rate set forth in Section
                  2.12 and shall be payable on the earlier of demand or the Facility Termination Date. In addition, all Overadvances are subject to the settlement provisions set forth in Section
                  2.19. The authority of the Agent to make Overadvances is limited to an aggregate amount not to exceed $5,000,000 at any time and no Overadvance

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

                  shall cause any Lender's Domestic Revolving Exposure to exceed its aggregate Commitment, or the Aggregate Revolving Exposure to exceed the Aggregate Revolving Commitment; provided that, the Required Lenders may at any time revoke the Agent's authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Notwithstanding anything to the contrary in any Loan Document, Overadvances shall not be secured by any Collateral of any Loan Party that is not a Domestic Borrower or a Domestic Subsidiary.

                  2.1.5.   Term A Loans.

                           (a) Amounts of Term A Loans. Each Domestic Lender severally agrees to make a term loan (any such term loan being referred to as a "Term A Loan" and such term loans being referred to collectively as the "Term A Loans") to the Domestic Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article IV, in an amount equal to such Lender's Pro Rata Share of the Term A Loan Commitment. The Term A Loans shall initially be Domestic Floating Rate Advances but may be converted into Eurodollar Advances in accordance with Section 2.7.

                           (b) Initial Funding by Lenders. Each Domestic Lender shall make the amount of such Lender's Term A Loan available to the Agent in immediately available funds at Agent's designated account, not later than 11:00 a.m. (Chicago time) on the Closing Date. After the Agent's receipt of the proceeds of such Term A Loan from the Domestic Lenders and upon satisfaction of the conditions precedent set forth in
                  Article IV, the Agent shall make the proceeds of such Term A Loan available to the Domestic Borrowers in the appropriate Funding Account on the Closing Date by transferring immediately available funds equal to the proceeds of such Term A Loans received by the Agent to the appropriate Funding Account or as the Company shall otherwise instruct in writing.

                           (c) Amortization; Payments. Subject to the next succeeding sentence, the Term A Loans shall amortize in twenty-eight (28) quarterly installments, in an amount equal to $428,571.42 and shall be payable on the first day of each January, April, July, and October, commencing on July 1, 2004. Notwithstanding the amortization schedule set forth herein, in any Note or anything else contained herein or in any Loan Document to the contrary, the outstanding principal amount, together with all accrued and unpaid interest thereon, of all Term A Loans shall be due and payable in full on the Facility Termination Date. Each such installment shall be payable to the Agent for the account of the Domestic Lenders. Payments or prepayments of the Term A Loans may not be reborrowed.

                  2.1.6.   Term B Loans.

                           (a) Amounts of Term B Loans. Each Domestic Lender severally agrees to make a term loan (any such term loan being referred to as a "Term B Loan" and such term loans being referred to collectively as the "Term B Loans") to the Domestic Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article IV, in an amount equal to such Lender's Pro Rata Share of the Term B Loan Commitment. The Term B Loans shall initially be Domestic Floating Rate Advances but may be converted into Eurodollar Advances in accordance with Section 2.7.

                           (b) Initial Funding by Lenders. Each Domestic Lender shall make the amount of such Lender's Term B Loan available to the Agent in immediately available funds at Agent's designated account, not later than 11:00 a.m. (Chicago time) on the Closing Date. After the Agent's receipt of the proceeds of such Term B Loan from the Domestic Lenders and upon satisfaction of the conditions precedent set forth in
                  Article IV, the Agent shall
                  make the proceeds of such Term B Loan available to the Domestic Borrowers in the appropriate Funding Account on the Closing Date by transferring immediately available funds equal to the proceeds of such Term B Loans received by the Agent to the appropriate Funding Account or as the Company shall otherwise instruct in writing.

                           (c) Amortization; Payments. Subject to the next succeeding sentence, the Term B Loans shall amortize in twenty-eight (28) quarterly installments, in an amount equal to $285,714.28 and shall be payable on the first day of each January, April, July, and October, commencing on July 1, 2004. Notwithstanding the amortization schedule set forth herein, in any Note or anything else contained herein or in any Loan Document to the contrary, the outstanding principal amount, together with all accrued and unpaid interest thereon, of all Term B Loans shall be due and payable in full on the Facility Termination Date. Each such installment shall be payable to the Agent for the account of the Domestic Lenders. Payments or prepayments of the Term B Loans may not be reborrowed.

                           2.1.7 Security for Secured Foreign Obligations. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Singapore Loan Parties shall be liable only for the Singapore Obligations and the Singapore Collateral shall secure only the Singapore Obligations, but the Domestic Loan Parties are liable for all Obligations, and the domestic Collateral secures all Obligations.

         2.2. Ratable Loans; Risk Participation. Except as otherwise provided below, each Advance made in connection with a Loan shall consist of Loans made by each Lender in an amount equal to such Lender's then Pro Rata Share of the applicable Commitment; provided that, with respect to Advances made in connection with Singapore Revolving Loans, such Advances shall consist of Loans made solely by each Singapore Lender, in an amount equal to such Lender's Pro Rata Share of the Aggregate Singapore Commitment. Upon the making of an Advance by the Agent in connection with a Non-Ratable Loan (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Non-Ratable
Loan) or an Overadvance, the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Domestic Lender and each such Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or an Overadvance in proportion to its Pro Rata Share of the Aggregate Commitment. Those Lenders that shall have actually made Singapore Revolving Loans (each such Lender being referred to as a "Participating Lender"), shall be deemed, immediately upon the making of such Loan, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender that did not make Singapore Revolving Loans (each such "non-lending" Lender being referred to as a "Non-Participating Lender"), and each Non-Participating Lender shall be deemed, immediately upon the making of such Advance, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Participating Lenders, an undivided interest and unfunded participation in such Advances in proportion to its Pro Rata Share of the Aggregate Commitment; provided that, (a) beginning with the first day of each such Advance, the interest that accrues with respect to each such Advance shall also be for the account of each Non-Participating Lender in accordance with its Pro Rata Share of such Advance, and (b) upon the occurrence of a Default, at the Agent's sole and absolute discretion, which shall be evidenced in a written notice to each Lender and the Company, each Non-Participating Lender shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the applicable Advance with respect to which settlement is requested to the Applicable Agent, to such account of the Applicable Agent as the Applicable Agent may designate, not later than 12:00 p.m. (local time), on the settlement date specified in the notice.

         2.3. Payment of the Obligations; Currency. The Borrowers shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date. Each Obligation related to the Domestic Revolving Loans shall be paid in

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

Dollars and each Obligation related to Singapore Revolving Loans shall be paid in Singapore Dollars. All such repayment obligations of the Borrowers shall be joint and several.

         2.4. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of the Dollar Equivalent of $3,000,000 and in multiples of the Dollar Equivalent of $1,000,000 if in excess thereof. Each Singapore Fixed Rate Advance shall be in the minimum amount of the Dollar Equivalent of $100,000 and in multiples of the Dollar Equivalent of $100,000 if in excess thereof. Floating Rate Advances may be in any amount.

         2.5. Funding Account. BEM Services Inc. and the Singapore Borrower shall each establish prior to the Closing Date, a Funding Account to which the Agent or the Singapore Correspondent Lender, as the case may be, is authorized by the Borrowers to transfer the proceeds of any Advances requested pursuant to this Agreement. The Company may designate a replacement Funding Account for any such Borrower from time to time by written notice to the Agent. Any designation by the Company of a Funding Account must be reasonably acceptable to the Agent.

         2.6. Reliance Upon Authority; No Liability. The Agent is entitled to rely conclusively on any individual's request for Advances hereunder, so long as the proceeds thereof are to be transferred to a Funding Account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized to make such requests on behalf of the Borrowers. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.1 which the Agent reasonably believes to have been given by an officer or other person duly authorized by the Borrowers to request Advances on behalf of the Borrowers or for otherwise acting under this Agreement. The crediting of Advances to a Funding Account shall conclusively establish the obligation of the Borrowers to repay such Advances as provided herein.

         2.7. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances pursuant to this
Section 2.7 or are repaid in accordance with this Agreement. Each Fixed Rate Advance, shall continue as a Fixed Rate Advance until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless (a) such Fixed Rate Advance is or was repaid in accordance with this Agreement or (b) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Fixed Rate Advance continues as a Fixed Rate Advance for the same or another Interest Period. Subject to the terms of Section 2.4, the Borrowers may elect from time to time to convert all or any part of a Floating Rate Advance into a Fixed Rate Advance. The Company shall give the Agent irrevocable notice in the form of Exhibit B (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Fixed Rate Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued, (iii) the amount of such Advance which is to be converted into or continued as a Fixed Rate Advance (provided that the amounts set forth in Section 2.4 shall be complied with), and (iv) the duration of the Interest Period applicable thereto.

         2.8. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Company agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation

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

differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.9. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each applicable Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each applicable Lender of the contents of each request for issuance of a Facility LC hereunder or any Modification. The Agent will notify each applicable Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate and Singapore Base Rate.

         2.10.    Fees.

                  (a) Unused Commitment Fee. The Borrowers agree, jointly and severally, to pay to the Agent, for the account of each Domestic Lender in accordance with such Lender's Pro Rata Share of the Aggregate Revolving Commitment, an unused commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Revolving Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter (the "Unused Commitment Fee").

                  (b) LC Fees. The Domestic Borrowers agree, jointly and severally, to pay to the Agent, for the account of the Domestic Lenders ratably in accordance with their respective Pro Rata Shares of the Aggregate Revolving Commitment, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the "LC Fee"). The Domestic Borrowers also agree, jointly and severally, to pay to the LC Issuer for its own account (i) at the time of issuance or renewal of each standby Facility LC, a fronting fee of 0.25% of the face amount of the Facility LC, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  (c) Agent and Arranger Fees. The Borrowers agree, jointly and severally, to pay to the Agent and the Arranger such additional fees as are specified in the fee letter dated as of September 26, 2003, among the Agent, the Arranger and the Company (the "Fee Letter").

         2.11.    Interest Rates.

                  (a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Domestic Floating Rate or Singapore Floating Rate, as the case may be, for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or Singapore Base Rate, as the case may be. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Applicable Agent as applicable to such Fixed Rate Advance based upon the Company's selections under Sections 2.1.1 and
         2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. If at any time Loans are outstanding with respect to which the Company has not delivered a notice to the Applicable Agent

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

         specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Domestic Floating Rate or the Singapore Floating Rate, as the case may be.

                  (b) If any provision of this Agreement or any of the other Loan Documents would obligate a Loan Party to make any payment of interest or other amount payable to (including for the account of) any Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by any Lender of interest at a criminal rate (as such terms are construed under applicable law), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to the Lenders under this Article II or any other Loan Document; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute interest for purposes of applicable law. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum amount permitted by applicable law, then the Loan Parties shall be entitled, by notice in writing to the Agent, to obtain reimbursement from the Lenders in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable Lenders to the Borrowers. Any amount or rate of interest referred to in this Article II or any other Loan Document shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Aggregate Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in applicable law) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the term of the Loans. The terms and provisions of this Section shall control every other provision of this Agreement and the Loan Documents.

         2.12. Fixed Rate Advances Post Default; Default Rates. Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default the Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default referenced in subparagraph (a) of Article VII or due to a breach of the covenants set forth in Section 6.29 hereof (but for no other Default), the Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Fixed Rate Advance shall bear interest until the earlier to occur of the end of the applicable Interest Period and the date on which such Default is cured, at the rate otherwise applicable to such Interest Period plus two percentage points per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus two percentage points per annum and (iii) the LC Fee shall be increased by two percentage points per annum.

         2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance (other than the Term Loans) shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Fixed Rate Advance (other than the Term Loans) shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Advances, Unused Commitment Fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Fixed Rate Loan, there may not be (a) with respect to Eurodollar Loans, more than 7 different Interest Periods in effect hereunder, and (b) with respect to Singapore Fixed Rate Loans, more than 7 different Interest Periods in effect hereunder.

         2.14. Voluntary Prepayments. The Borrowers may from time to time prepay, without penalty or premium, all of the outstanding Floating Rate Advances, or, in a minimum aggregate amount of the Dollar Equivalent of $500,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrowers may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Fixed Rate Advances, or, in a minimum aggregate amount of the Dollar Equivalent of $3,000,000 or any integral multiple of the Dollar Equivalent of $500,000 in excess thereof, any portion of the outstanding Fixed Rate Advances upon three Business Days' prior notice to the Agent. The Borrowers shall have the right to instruct the Agent which Advances it is repaying with any voluntary prepayment. To the extent the Borrowers do not specify which Advances are being repaid, the Agent shall apply such repayments to the Loans in the inverse order of the Loans made; provided that the repayments will be applied first to Floating Rate Advances and second to Fixed Rate Advances.

         2.15.    Mandatory Prepayments.

                  (a) Borrowing Base Compliance. Except for Overadvances permitted pursuant to Section 2.1.4(b), (i) the Domestic Borrowers shall immediately repay the Revolving Loans, Reimbursement Obligations or Non-Ratable Loans if at any time the Aggregate Revolving Exposure exceeds the Domestic Maximum Borrowing Amount other than solely as a consequence of exchange rate fluctuations, as to which Section 2.25 applies, and (ii) the Domestic Borrowers and the Singapore Borrower shall immediately repay the Singapore Revolving Loans if at any time the Aggregate Singapore Exposure exceeds the Singapore Maximum Borrowing Amount other than solely as a consequence of exchange rate fluctuations, as to which Section 2.25 applies, in each case to the extent required to eliminate such excess. If any such excess remains after repayment in full of all outstanding Loans and Reimbursement Obligations, the Borrowers shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(l) to the extent required to eliminate such excess.

                  (b) Sale of Assets. Immediately upon receipt by the Domestic Borrowers of the Net Cash Proceeds of any asset disposition (other than an asset disposition permitted by Section 6.19), the Domestic Borrowers shall prepay the Obligations in an amount equal to all such Net Cash Proceeds. Any such prepayment shall be applied first, to pay the principal of the Protective Advances and the Overadvances, second, to pay the principal of the Non-Ratable Loans, third, to pay scheduled principal installments of the Term Loans in inverse order of maturity, fourth, to pay the principal of the Revolving Loans without a concomitant reduction in the Revolving Commitment, and fifth, to cash collateralize outstanding Facility LCs.

                  (c) Issuance of Debt or Equity. If or any Borrower or any of its respective Subsidiaries issues Capital Stock (other than Common Stock) or any Loan Party issues Indebtedness (other than Indebtedness permitted by Section 6.16 or if any Loan Party receives any dividend or distribution from a Person other than a Loan Party), no later than the Business Day following the date of receipt of the Net Cash Proceeds of such issuance or receipt of such dividend, distribution, loan or advance, such Loan Party shall prepay the Obligations in an amount equal to all such Net Cash Proceeds, dividends, distributions, loans or advances. Any such prepayment shall be applied first, to pay the principal of the Protective Advances and the Overadvances, second, to pay the principal of the Non-Ratable Loans, third, to pay scheduled principal installments of the Term Loans in inverse order of maturity, fourth, to pay the principal of the Revolving Loans without a concomitant reduction in the Revolving Commitment, and fifth, to cash collateralize outstanding Facility LCs.

                  (d) Insurance/Condemnation Proceeds. Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 6.7(c) shall be applied as follows: (i) insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Protective Advances and the Overadvances pro rata, second, to the Non-Ratable Loans, third, to pay scheduled principal installments of the Term Loans in inverse order of maturity, fourth, to the Revolving Loans, and fifth, to cash collateralize outstanding Facility LCs; and (ii) insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and real Property shall be applied first, to pay the principal of the Protective Advances, second, to pay the principal of the Non-Ratable Loans, third, to pay scheduled principal installments of the Term Loans in inverse order of maturity, fourth, to pay the principal of the Revolving Loans, and fifth, to cash collateralize outstanding Facility LCs. The Revolving Commitment shall not be permanently reduced by the amount of any such prepayments. Notwithstanding anything to the contrary contained above or in any Loan Document, (i) insurance or condemnation proceeds received by a Singapore Borrower shall be applied only to the Singapore Revolving Loans, and (ii) any insurance or condemnation proceeds received by any Domestic Borrower with respect to any real Property shall be applied to the Term B Loan.

                  (e) Term Loans. The Domestic Borrowers shall immediately repay the (i) Term A Loans if at any time the principal amount of the Term A Loans exceeds 80% of the Net Orderly Liquidation Value of the Domestic Borrowers' machinery and equipment less any Reserves related to the Domestic Borrowers, as determined in the Permitted Discretion of the Agent, including, without limitation, the Clean-Up Reserve, to the extent required to eliminate such excess, and (ii) the Term B Loans if at any time the principal amount of the Term B Loans exceeds 70% of the fair market value of the Domestic Borrowers' real property less any Reserves related to the Domestic Borrowers, as determined in the Permitted Discretion of the Agent, to the extent required to eliminate such excess.

                  (f) General. Without in any way limiting the foregoing, immediately upon receipt by any Loan Party of proceeds of any sale of any Collateral, other than as provided in Section 6.19, the Company shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement. All of such proceeds shall be applied as set forth above or otherwise as provided in Section 2.18. Nothing in this Section
         2.15 shall be construed to constitute the Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         2.16.    Termination of the Facility.

                  (a) Without limiting Section 2.3 or Section 8.1, (a) the Aggregate Commitments shall expire on the Facility Termination Date and
         (b) the Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

                  (b) The Borrowers may terminate this Agreement upon (i) at least 10 Business Days' prior written notice thereof to the Agent and the Lenders, (ii) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (iii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to each such Facility LC, the furnishing to the Agent of a cash deposit or Supporting Letter of Credit as required by Section 2.1.2(l)), (iv) the payment in full of the early termination fee set forth in the following sentence (the "Prepayment Fee"), (v) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon, and (vi) the payment in full of any amount due under Section 3.4. If this Agreement is terminated at any time prior to the Facility Termination Date, whether pursuant to this Section 2.16 or pursuant to Section 8.1, the Borrowers shall pay to the

         Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares of the Aggregate Revolving Commitment, an early termination fee determined in accordance with the following table:

     Period during which early
         termination occurs                        Prepayment Fee
-------------------------------------------------------------------
On or prior to the first anniversary of the      2% of the Aggregate
Closing Date                                           Commitment
--------------------------------------------------------------------
After the first anniversary of the Closing      1% of the Aggregate
Date and prior to December 2, 2007                    Commitment
--------------------------------------------------------------------
On and After December 2, 2007                          None
--------------------------------------------------------------------

         No such Prepayment Fee shall be payable in the event this Agreement is terminated in connection with refinancing of the Obligations in a transaction in which Bank One or one of its Affiliates that is a banking institution provides or arranges a replacement bank credit facility for the Borrowers.

         2.17.    Method of Payment.

                  (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent or Singapore Correspondent Lender, as the case may be, to such Lender's address specified pursuant to Article XIII, or at any other Lending Installation of the Applicable Agent specified in writing by the Agent to the Company, by 12:00 noon (local time) on the date when due and shall be applied ratably by such Applicable Agent among the Lenders. Any payment received by the above-specified Lender after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Each payment delivered to the above-specified Lender for the account of any other Lender shall be delivered promptly by such Lender to such other Lender in the same type of funds that such Lender received.

                  (b) At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.6), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by the Company pursuant to Section 2.1 or a deemed request as provided in this Section 2.17 or may be deducted from the Funding Account or any other deposit account of a Borrower maintained with the Agent. The Borrowers hereby irrevocably authorize (i) the Agent to make an Advance for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Non-Ratable Loans, Overadvances and Protective Advances) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1 and (ii) the Agent to charge any Funding Account or any other deposit account of the Borrowers maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, all payments of Obligations hereunder by (i) a Domestic Loan Party shall be made to the Agent or the Singapore Correspondent Lender, and (ii) a Singapore Loan Party shall be made to the Singapore Correspondent Lender.

         2.18. Apportionment, Application and Reversal of Payments Except as otherwise required pursuant to the provisions of this Agreement, principal and interest payments shall be apportioned ratably among the Lenders as set forth in this Article II and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the LC Issuer and except as provided in this Article II. All payments and proceeds (other than those collected pursuant to Section 16.2 and except as provided in the last sentence of this Section 2.18) shall be remitted to the Agent or the Singapore Correspondent Lender, as the case may be, and all such payments and proceeds not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Borrowers, and all proceeds of any Collateral received by the Agent or the Singapore Correspondent Lender, as the case may be, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Applicable Agent from the applicable Borrowers (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the applicable Borrowers (other than in connection with Banking Services or Rate Management Obligations), third, to pay interest due in respect of such Borrower's Loans, including Non-Ratable Loans, Overadvances and Protective Advances, fourth, to pay or prepay principal of the Non-Ratable Loans, Overadvances and Protective Advances, fifth, to pay or prepay principal of the Loans (other than Non-Ratable Loans, Overadvances and Protective Advances) and unpaid reimbursement obligations in respect of Facility LCs, sixth, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, seventh, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations of the Lenders, and eighth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers (including, without limitation, to the extent not covered by the proceeds of the Export-Import Collateral, the Export-Import Loans). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Fixed Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such Fixed Rate Loan or
(b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the applicable Borrowers shall pay the breakage losses in accordance with Section 3.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Furthermore, notwithstanding anything to the contrary contained in this Agreement, (a) in no event shall any payment made by any Singapore Borrower or any proceeds of Collateral owned by any Singapore Borrower be applied to any Obligation other than the Singapore Obligations; and (b) the proceeds of Export-Import Collateral shall be applied directly to the payment of outstanding principal, accrued and unpaid interest, and fees related to the Export-Import Loan, and, to the extent any such proceeds remain after the Export-Import Loan is indefeasibly paid in full, to the other Obligations as set forth above.

         2.19. Settlement. Each Lender's funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent, Bank One, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Non-Ratable Loans, Overadvances, and Protective Advances shall take place on a periodic basis in accordance with the following provisions:

         (a) The Agent, except as otherwise provided in Section 2.2, shall request settlement (a "Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent's election, (i) for itself, with respect to each Non-Ratable Loan, Overadvance and Protective Advance, and (ii) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than 12:00 noon (local time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Agent, in the case of the Non-Ratable Loans, Overadvances, and Protective Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (local time), on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with Bank One's Pro Rata Share of such Non-Ratable Loan, Overadvance or Protective Advance, shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.23.

         (b) From and after the date, if any, on which any Lender is required to fund its participation in any Non-Ratable Loan, Overadvance or Protective Advance purchased pursuant to Section 2.2, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

         (c) The Agent shall pay all amounts it owes hereunder to the Lenders in Dollars. The Singapore Correspondent Agent shall pay all amounts it owes hereunder to the Lenders in Singapore Dollars. To the extent that any Lender is unable to accept any such amount in Singapore Dollars, the Singapore Correspondent Lender may, in its sole discretion, convert such amount into Dollars at its then existing exchange rate, which may not be the lowest exchange rate available, and remit such amounts to such Lender. The Singapore Correspondent Lender shall not be liable to any Lender for action taken in connection with converting currency pursuant to this subsection 2.19(c), except with respect to mathematical miscalculations.

         2.20. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Domestic Borrowers, or Singapore Borrower, as the case may be, shall be liable to pay to the Agent and/or the Lenders, and such Borrower hereby indemnifies the Agent and/or the Lenders and holds the Agent and/or the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.20 shall survive the termination of this Agreement.

         2.21.    Notes; Evidence of Indebtedness.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Agent and the Singapore Correspondent Lender shall also maintain accounts in which it will record (i) the amount of each Loan extended hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Applicable Agent hereunder from each Borrower and each Lender's share thereof.

                  (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay their respective Obligations in accordance with their terms.

                  (d) The Loans by each Lender will be evidenced by a promissory note in substantially the form of (i) Exhibit C-1 for Domestic Revolving Loans (each, a "Domestic Revolving Note"), (ii) Exhibit C-2 for Singapore Revolving Loans (each, a "Singapore Revolving Note"), (iii) Exhibit C-3 for Term A Loans (each, a "Term A Note"), and
         (iv) Exhibit C-4 for Term B Loans (each, a "Term B Note").

         2.22. Lending Installations. Subject to the other provisions of this Agreement, each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.23. Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Applicable Agent prior to the date on which it is scheduled to make payment to the Applicable Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Applicable Agent for the account of the Lenders, that it does not intend to make such payment, the Applicable Agent may assume that such payment has been made. The Applicable Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or a Borrower, as the case may be, has not in fact made such payment to the Applicable Agent, the recipient of such payment shall, on demand by the Applicable Agent, repay to the Applicable Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Applicable Agent until the date the Applicable Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.24. Consolidation of Substitute Notes. The Aggregate Commitment evidenced by the Notes as of the Closing Date represents (a) the principal amount of $2,500,000 outstanding as evidenced by a Substitute Note made by Williams Advanced Materials Inc. to National City Bank and assigned to the Agent pursuant to an assignment dated as of the Closing Date (the "Substitute Note"), and (b) $102,500,000 advanced to or as may be advanced directly to the Borrowers pursuant to the Notes. The Borrowers and the Lenders agree that the Indebtedness evidenced by the Substitute Note constitutes an Obligation of the Borrowers, but that such Indebtedness, after the Closing Date, shall be deemed to be consolidated with the terms of the Notes, resulting in the Aggregate Commitment being evidenced by the Notes, other than the Substitute Note.

         2.25. Exchange Rate Fluctuations. The Agent shall at all times monitor the Dollar Equivalent of all outstanding Singapore Advances. If, due to changes in the exchange rate between Dollars and Singapore Dollars, the Aggregate Singapore Exposure exceeds the Aggregate Singapore Commitment, then the Agent may in its sole discretion, refuse to permit any further Singapore Revolving Loans to be borrowed, continued or converted, or may require that the Company or the Singapore Borrower, as the case may be, pay or prepay such amounts in respect of any outstanding Loans as the Agent may require.

         2.26. Full Recourse Obligations; Fraudulent Conveyance Matters. The Borrowers and the Lenders desire and intend that the Obligations shall be joint and several obligations and that the Obligations shall be enforced as full recourse obligations of each of the Borrowers to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Borrower's liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Borrowers or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Borrower's "Maximum Borrower Liability"). This Section with respect to the Maximum Borrower Liability of each Borrower is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Borrower nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Borrower Liability, except to the extent necessary so that the obligations of any Borrower hereunder shall not be rendered voidable under applicable law. Each Borrower agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Borrower Liability of each Borrower without impairing this Agreement or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Borrower's obligations hereunder beyond its Maximum Borrower Liability.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate Loans, Facility LCs or participations therein, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Fixed Rate Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2.     Changes in Capital Adequacy Regulations.

                  (a) General. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the U.S. on the Closing Date, including transition rules, and
         (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

                  (b) Non-U.S. Reserve Costs or Fees. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Fixed Rate Loans to any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Borrower") or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, such Non-U.S. Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Fixed Rate Advances pursuant to the definition of "Eurodollar Rate."

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive,

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

whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to Fixed Rate Advances does not accurately reflect the cost of making or maintaining Fixed Rate Advances, then the Agent shall suspend the availability of Fixed Rate Advances and require any affected Fixed Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrowers, for any reason other than default by the Lenders, the Borrowers will, jointly and severally, indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

         3.5.     Taxes.

                  (a) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty days after such payment is made.

                  (b) In addition, the Borrowers hereby agree, jointly and severally, to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment by them made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  (c) The Borrowers hereby agree, jointly and severally, to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued hereunder or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to
         Section 3.6.

                  (d) Each Lender that is not incorporated under the laws of the U.S. or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than five days after the date that it enters into this Agreement, (i) deliver to the Company and the Agent two duly completed copies of U.S. Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, and (ii) deliver to the Agent a U.S. Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from U.S. backup withholding tax, along with any additional certifications reasonably required by the Company attesting to such Non-U.S. Lender's qualification for exemption from withholding tax. Each Non-U.S. Lender further undertakes to deliver to the Company's and the Agent (x) renewals or additional copies of such form

         (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Non-U.S. Lender is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form or amendment with respect to it and such Non-U.S. Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of U.S. federal income tax.

                  (e) For any period during which a Non-U.S. Lender has failed to provide the Company with the form specified in the first sentence of Section 3.5(d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to payment under this Section 3.5 with respect to Taxes imposed by the U.S. attributable to such failure; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(d), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. If any such Lender applies for relief, as required by below, but is denied such relief, it shall deliver to the Company (with a copy to the Agent), the appropriate documentation setting forth the reason for such denial, and the Borrowers shall continue to make the payments required pursuant to subsection 3.5(a).

                  (g) If the U.S. Internal Revenue Service or any other governmental authority of the U.S. or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Agent), as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein and absent manifest error, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement, and in the case of obligations under Section 3.5, shall terminate upon the expiration of all statute of limitation periods applicable to the final tax year in which this Agreement is in effect.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Effectiveness. This Agreement will not become effective unless the Loan Parties have satisfied each of the following conditions in a manner satisfactory to the Agent and the Lenders, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument, the Loan Parties shall have furnished to the Agent the requested number of copies of any such agreement, certificate, document, or instrument for distribution to the Lenders.

                  (a) This Agreement or counterparts hereof shall have been duly executed by each Loan Party, the Agent and the Lenders; and the Agent shall have received duly executed copies of the Loan Documents and such other documents, instruments, agreements and legal opinions as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Agent.

                  (b) Each Loan Party shall have delivered copies of its articles or certificate of incorporation or organization, together with all amendments, and certificates of good standing for each jurisdiction in which such Loan Party is qualified to do business, each certified by the appropriate governmental officer in its jurisdiction of incorporation or organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Agent or any Lender to verify the identity of each Loan Party as required by Section 326 of the USA Patriot Act.

                  (c) Each Loan Party shall have delivered copies, certified by its secretary, treasurer, assistant secretary or assistant treasurer, of its governing documents and of the resolutions of the body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

                  (d) Each Loan Party shall have delivered an incumbency certificate, executed by its secretary, treasurer, assistant secretary or assistant treasurer , which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

                  (e) Each Borrower and the other Loan Parties shall have delivered a certificate, signed by the chief financial officer, treasurer or assistant treasurer, or secretary or assistant secretary of the Borrower and each other Loan Party, on the initial Credit Extension Date (i) stating that no Default or Unmatured Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article V are true and correct as of such Credit Extension Date, (iii) specifying the deposit account at Bank One which shall be used as the Funding Account, and (iv) certifying any other factual matters as may be reasonably requested by the Agent or any Lender.

                  (f) The Loan Parties shall have delivered a written opinion of the Loan Parties' counsel, addressed to the Agent, the LC Issuer and the Lenders in substantially the form of Exhibit D.

                  (g) Each Borrower shall have delivered the Notes required by a Lender pursuant to Section 2.21 payable to the order of each such requesting Lender.

                  (h) Each Borrower shall have delivered money transfer authorizations as the Agent may have reasonably requested.

                  (i) The Loan Parties shall have delivered, with respect to each parcel of real Property which is required to be subject to a Lien in favor of the Agent, each of the following, in form and substance reasonably satisfactory to the Agent:

                           (i)      a Mortgage on such real Property;

                           (ii) evidence that a counterpart of the Mortgage has been recorded in the place necessary, in the Agent's judgment, to create a valid and enforceable first priority Lien in favor of the Agent for the benefit of itself and the Lenders;

                           (iii)    ALTA or other mortgagee's title policy;

                           (iv) an ALTA survey prepared and certified to the Agent by a surveyor acceptable to the Agent;

                           (v) an opinion of counsel in the state in which such parcel of real Property is located in form and substance and from counsel reasonably satisfactory to the Agent; and

                           (vi) such other information, documentation, and certifications as may be reasonably required by the Agent.

                  (j) The Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to the Agent confirming that all of the Loan Parties' obligations under that certain Credit Agreement among the Company, Brush Wellman Inc. and National City Bank, and the Master Lease Agreement dated December 30, 1996, among Brush Wellman Inc., National City Bank and the participants thereto (together, as amended, the "Prior Agreements") will be repaid in full from the proceeds of the initial Credit Extension, all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated immediately upon such payment and all letters of credit issued or guaranteed under the Prior Agreements shall have been cash collateralized or supported by a Facility LC, as mutually agreed upon by the Agent, the Borrowers and Prior Agreement lenders.

                  (k) The Agent shall have received all Lien and other searches that the Agent deems necessary, the Loan Parties shall have delivered UCC termination statements or amendments to existing UCC financing statements (to be filed after the Closing) with respect to any filings against the Collateral (other than by The Bank of Nova Scotia in connection with a Permitted Precious Metals Agreement, or related to other Permitted Liens) as may be requested by the Agent and shall have authorized the filing of such termination statements or amendments, the Agent shall have been authorized to file any UCC financing statements that the Agent deems necessary to perfect its Liens in the Collateral and Liens creating a first priority security interest in the Collateral (except for Collateral subject to a Lien in favor of any lender under a Permitted Precious Metals Agreement and other Permitted Liens) in favor of the Agent shall have been perfected.

                  (l) The Borrowers shall have delivered an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base as of the end of the Friday immediately preceding the Closing Date, together with a Borrowing Base Certificate for each Borrower that calculates such Borrower's Borrowing Base as of the end of the Friday immediately preceding the Closing Date.

                  (m) The Borrowers shall have delivered to the Agent and the Lenders the unaudited consolidated financial statements of the Company and its Subsidiaries for the year-to-date period ending on September 26, 2003.

                  (n) The Agent shall have completed its business due diligence and the Loan Parties' corporate structure, capital structure, material accounts and governing documents shall be reasonably acceptable to the Agent. In addition, the terms and conditions of all Indebtedness of each Loan Party shall be reasonably acceptable to the Agent.

                  (o) All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Lenders.

                  (p) The Loan Parties shall have delivered (i) Collateral audits, reasonably satisfactory to the Agent, and (ii) appraisals, prepared by an independent appraiser reasonably acceptable to engaged directly by the Agent, of each parcel of real Property or interest in real Property described in the Mortgages, including an appraisal of the mine in Delta, Utah performed by Behre and Dolbear, which appraisals satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, as amended, and the regulations promulgated thereunder, if applicable, and which shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the regulations promulgated thereunder, if applicable, which audits and appraisals shall be satisfactory to the Agent, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.

                  (q) The Loan Parties shall have delivered any requested environmental review reports from firm(s) satisfactory to the Agent, which review reports shall be acceptable to the Agent. Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties' plans with respect thereto.

                  (r) Each Loan Party shall have delivered evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of
         Section 6.7.

                  (s) Each Loan Party shall have delivered each Collateral Access Agreement that it has obtained prior to Closing and which is required to be provided pursuant to Section 6.12.

                  (t) Each Loan Party shall have delivered each Deposit Account Control Agreement required to be provided pursuant to Section 6.13.

                  (u) The Agent shall have determined that (i) since September 26, 2003, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Credit Extensions hereunder and (ii) the Loan Parties shall have fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Loan Parties' operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Credit Extensions hereunder.

                  (v) The Company shall have delivered a properly completed Facility LC Application if the initial Credit Extension will include the issuance of a Facility LC.

                  (w) After giving effect to all Credit Extensions to be made on the Closing Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and obligations current, the Domestic Availability shall not be less than $15,000,000.

                  (x) The Borrowers shall have paid all of the fees and expenses owing to the Agent, the Arranger, the LC Issuer and the Lenders pursuant to Section 2.10(c), and Section 9.6(a), and any fees due and owing with respect to the Export-Import Loan Documents.

                  (y) The Borrowers shall have delivered to the Agent its most recent statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                  (z) The Borrowers shall have executed and delivered to the Agent all of the Export-Import Loan Documents.

                  (aa)     The  Loan  Parties  shall  have   delivered  such
         other documents as the Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.

         4.2. Each Credit Extension. Except as otherwise expressly provided herein, the Lenders shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

                  (a) There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of such Default or Unmatured Default.

                  (b) Any representation or warranty contained in Article V is untrue or incorrect as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of the fact that such representation or warranty is untrue or incorrect.

                  (c) After giving effect to any Credit Extension, there is no Domestic Availability or Singapore Availability, as applicable.

                  (d) Any legal matter incident to the making of such Credit Extension shall not be satisfactory to the Agent and its counsel.

         Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(a) and
(b) have been satisfied. The Agent may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

         4.3.     Post-Closing Conditions.

         (a) Except as otherwise provided herein, the Lenders shall not be required to make any Credit Extensions if within thirty (30) days after the Closing Date the Borrowers have not (i) notified their Account Debtors that all remittances shall be sent to the Agent and the Agent shall have received evidence reasonably satisfactory to the Agent that such notification has been given, and (ii) used their commercially reasonable efforts to cause each such Account Debtor to comply with such request.

         (b) Except as otherwise provided herein, the Lenders shall not be required to make any Credit Extensions if within ninety (90) days after the Closing Date the Borrowers have not closed all of their accounts with National City Bank and replaced such accounts with accounts with the Agent.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Agent and the Lenders as follows:

         5.1. Existence and Standing. Each Loan Party is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing or full force and effect under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the same may be subject to general principles of equity.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or (ii) any Loan Party's memorandum, articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code of regulations, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than a Permitted Lien) in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing (other than the filing of the appropriate Collateral Documents), recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and provided that the Agent does what is required to continue the perfection of such Liens under the UCC, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the applicable agent and Lenders pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Agent or the Singapore Correspondent Lender has not obtained or does not maintain possession of such Collateral.

         5.5      Financial Statements.

                  (a) The audited consolidated financial statements of the Company and its Subsidiaries for the period ending on December 31, 2002 heretofore delivered to the Agent and each of the other financial statements now or hereafter delivered pursuant to Section 6.1 were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The unaudited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Quarter ended September 26, 2003 heretofore delivered by the Company to the Agent and the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared except for the presentation of footnotes and for applicable normal year-end audit adjustments) and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  (b) The most recent Projections delivered to the Agent pursuant to Section 6.1(d), represent the Company's good faith estimate (based on assumptions that the Company believed at the time to be reasonable) of the future consolidated financial performance of the Company and its Subsidiaries for the period set forth therein.

         5.6. Material Adverse Change. Since December 31, 2002, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties which could reasonably be expected to have a Material Adverse Effect.

         5.7. Taxes. The Loan Parties have filed all U.S. federal, state and local tax returns and all other tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate. If any Loan Party is a limited liability company, each such limited liability company qualifies for partnership tax treatment under U.S. federal tax law.

         5.8.     Litigation and Contingent Obligations. Except as set forth on
Schedule 5.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Loan Party or ERISA Plan which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.8, no Loan Party has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

         5.9. Subsidiaries and Capitalization. Schedule 5.9 sets forth (a) a correct and complete list of the name and relationship to each Loan Party of each other Loan Party and all of their Subsidiaries, (b) the location of the chief executive office of each Loan Party and each of its Subsidiaries and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each Loan Party's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 5.9, and (d) the type of entity of each Loan Party and each of its Subsidiaries. With respect to each Loan Party, Schedule 5.9 also sets forth the employer or taxpayer identification number

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of each Loan Party and the organizational identification number issued by each Loan Party's jurisdiction of organization or a statement that no such number has been issued. All of the issued and outstanding Capital Stock of any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

         5.10. ERISA. As of May 31, 2003, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $30,000,000 for the Domestic Loan Parties. No Loan Party or any other member of the Controlled Group is party, or has any obligation with respect, to any Multiemployer Plan. No Loan Party or any other member of the Controlled Group has incurred, or is reasonably expected to incur, any excise tax or penalty relating to an ERISA Plan, any material liability to the PBGC or any withdrawal liability to Multiemployer Plans. Each ERISA Plan complies and has been administered in all material respects with all applicable requirements of law and regulations, no Reportable Event, prohibited transaction (as defined in ERISA Section 406 or Code Section
4975) or breach of fiduciary duty under ERISA has occurred with respect to any Plan, no Loan Party or any other member of a Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         5.11. Accuracy of Information. No information, exhibit or report furnished by any Loan Party to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents taken as a whole contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading at the time made and in light of the circumstances in which such facts were presented.

         5.12. Names; Prior Transactions. Except as set forth on Schedule 5.12, the Loan Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any Acquisition.

         5.13. Regulation U. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         5.14. Material Agreements. Schedule 5.14 hereto sets forth as of the Closing Date all material agreements and contracts (for purposes of this Section, defined as those agreements and contracts required to be filed by the Company with the United States Securities and Exchange Commission with the Company's periodic reports) to which any Loan Party is a party or is bound as of the date hereof. No Loan Party is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

         5.15. Compliance With Laws. The Loan Parties have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

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         5.16.    Ownership of Properties. Except as set forth on Schedule 5.16, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than those permitted by Section 6.21, to all of the Property reflected in the Loan Parties' most recent consolidated financial statements provided to the Agent as owned by the Loan Parties.

         5.17. Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.18. Environmental Matters. In the ordinary course of its business, the officers of each Loan Party consider the effect of Environmental Laws on the business of such Loan Party, in the course of which they identify and evaluate potential risks and liabilities accruing to such Loan Party due to Environmental Laws. Except as set forth on Schedule 5.18, the Loan Parties have complied with all Environmental Laws in all material respects and no Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         5.19. Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.20. Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.21. Bank Accounts. Exhibit B to the Security Agreement contains a complete and accurate list of all bank accounts (other than petty cash accounts with a balance of less than $5,000) maintained by each Loan Party with any bank or other financial institution.

         5.22. Indebtedness. The Loan Parties have no Indebtedness, except for (a) the Obligations, and (b) any Indebtedness described on Schedule 5.22 and
(c) Indebtedness arising under any Permitted Precious Metals Agreement.

         5.23. Affiliate Transactions. Except as set forth on Schedule 5.23, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

         5.24. Real Property; Leases. Schedule 5.24 sets forth a correct and complete list of all real Property owned by each Loan Party, all material leases and subleases of real Property by each Loan Party as lessee or sublessee, and all leases and subleases of real Property by each Loan Party as lessor or sublessor. For purposes of the foregoing sentence, "material" shall mean a lease or sublease related to a location where Inventory in excess of $1,000,000 is located. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Loan Party, or to the knowledge of the Loan Parties, by any other party to any such lease or sublease exists. Each Loan Party has

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

good and indefeasible title in fee simple to the real Property identified on
Schedule 5.24 as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as "leased" by such Loan Party.

         5.25. Intellectual Property Rights. (a) Schedule 5.25 sets forth a correct and complete list of all registered Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in Schedule 5.25 is subject to any material licensing agreement or similar arrangement except as set forth in Schedule 5.25; (c) the Intellectual Property Rights described in
Schedule 5.25 constitute all of the material property of such type necessary to the current and anticipated future conduct of the Loan Parties' business; (d) to the Loan Party's knowledge, no Intellectual Property Right now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened.

         5.26. Insurance. The Loan Parties maintain, with financially sound and reputable insurers, insurance with coverage and limits as required by law and (except to the extent self-insured by the Loan Parties) as is customary with Persons engaged in the same or substantially similar lines of business as the Loan Parties. Schedule 5.26 lists all insurance policies of any nature maintained by each Loan Party, as well as a summary of the terms of each such policy.

         5.27.    Solvency.

                  (a) Immediately after the making of each Credit Extension, and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Loan Party; (ii) the present fair saleable value of the Property of each Loan Party will be greater than the amount that will be required to pay the probable liability of each Loan Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (b) The Borrowers do not intend to, or to permit any of their Subsidiaries to, and do not believe that it or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.28. Subordinated Indebtedness. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.29. Post-Retirement Benefits. As of January 1, 2003, the aggregate actuarial present value of the expected cost of post-retirement medical and insurance benefits payable by each Domestic Loan Party to its employees and former employees, as estimated by such Domestic Loan Party in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $46,000,000.

         5.30. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from
(i) successful operations of each of the other Loan Parties and (ii) the credit extended by the

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Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

         5.31. Reportable Transaction. The Domestic Borrowers do not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Domestic Borrowers determine to take any action inconsistent with such intention, they will promptly notify the Agent thereof.

         5.32. Labor Disputes. Except as set forth on Schedule 5.32, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrowers or any of their Subsidiaries or for any similar purpose, and (d) there is no pending or (to the Borrowers' knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrowers or their Subsidiaries or their employees.

         5.33. Specifically Designated National and Blocked Persons. No Loan Party or any of its Affiliates is a country, individual, or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

                                   ARTICLE VI

                                    COVENANTS

         Each Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties that from and after the date hereof and until the Facility Termination Date:

         6.1. Financial and Collateral Reporting. Each Loan Party will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and will furnish to the Agent on behalf of the Lenders:

                  (a) within 90 days after the close of each Fiscal Year of the Company and its Subsidiaries, an unqualified audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such Fiscal Year, related profit and loss statements, and a statement of cash flows, accompanied by (i) a management letter prepared by said accountants, if any, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof;

                  (b) within 45 days after the close of the first three Fiscal Quarters of each Fiscal Year of the Company and its Subsidiaries (commencing with the first Fiscal Quarter of 2004), consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated and consolidating profit and loss statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer in a manner consistent with certifications filed with the Securities and

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         Exchange Commission with respect to such statements and prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

                  (c) within 20 days after the close of each Fiscal Month of the Company and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Month and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Month, all prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

                  (d) as soon as available, but in any event not more than 60 days prior to the end of each Fiscal Year of the Company, but not less than 30 days prior to the end of such Fiscal Year, a copy of the forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for each Fiscal Quarter of the following Fiscal Year (the "Projections") in form reasonably satisfactory to the Agent;

                  (e) together with each of the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit E (a "Compliance Certificate") signed by the chief financial officer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

                  (f) as soon as available but in any event by Wednesday of each week, an Aggregate Borrowing Base Certificate in connection therewith for Sunday through Saturday of the previous week;

                  (g) as soon as available but in any event within 20 days of the end of each Fiscal Month and at such other times as may be requested by the Agent, as of the period then ended:

                           (i) a detailed aged trial balance of each Borrower's Accounts (A) specifying the name, address, and balance due for each Account Debtor and (B) reconciled to its Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Agent;

                           (ii) a schedule detailing each Borrower's Inventory, in form reasonably satisfactory to the Agent, (A) by location (including any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), product type, and volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to the Borrowers are deemed by the Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers and complaints and claims made against the Borrowers), and (C) reconciled to the Aggregate Borrowing Base Certificate delivered as of such date;

                           (iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

                           (iv) a reconciliation of the Borrowers' Accounts and Inventory between the amounts shown in the Borrowers' books and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

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                           (v)      an Aggregate Borrowing Base Certificate
                  relating to such Fiscal Month along with all supporting information, including, without limitation, a Borrowing Base Certificate from each Loan Party;

                  (h) as soon as available but in any event within 20 days of the end of each Fiscal Month and at such other times as may be requested by the Agent, as of the Fiscal Month then ended, a schedule and aging of the Borrowers' accounts payable;

                  (i)      promptly upon the Agent's request:

                           (i) copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

                           (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

                           (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

                  (j) as soon as possible and in any event within 270 days after the close of the plan year of each Single Employer Plan, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                  (k) as soon as possible and in any event within 15 days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which such Borrower proposes to take with respect thereto;

                  (l) as soon as possible and in any event within 10 days after receipt by any Loan Party, a copy of (i) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the any Loan Party;

                  (m) concurrently with the furnishing thereof to the shareholders of the Borrowers, copies of all financial statements, reports and proxy statements so furnished;

                  (n) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party files with the Securities and Exchange Commission;

                  (o) as soon as possible and in any event within 20 days after the end of each Fiscal Month, a detailed listing of all intercompany loans made by the Borrowers during such month; and

                  (p) such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

In addition, not later than 20 days after the end of each Fiscal Month, each Borrower shall submit a Borrowing Base Certificate to the Company with respect to its Borrowing Base for the previous Fiscal Month, and the Company shall retain such Borrowing Base Certificates and deliver same to the Agent upon the Agent's request therefor.

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

         6.2.     Use of Proceeds.

                  (a) The Borrowers will use the proceeds of the Credit Extensions (i) to repay the outstanding indebtedness, liabilities and obligations under the Prior Agreements, and (ii) for general corporate purposes not otherwise prohibited by this Agreement.

                  (b) The Borrowers will not, nor will it permit any Loan Party to, use any of the proceeds of the Credit Extensions to (i) purchase or carry any Margin Stock in violation of Regulation U, (ii) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, or (iii) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934 (and the regulations promulgated thereunder).

         6.3. Notices. Each Loan Party, through the Company, will give prompt notice in writing to the Agent and the Lenders of:

                  (a) the occurrence of any Default or Unmatured Default (which notice shall comply with Section 17.1);

                  (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

                  (c) the assertion by the holder of any Capital Stock of any Loan Party or the holder of any Indebtedness of any Loan Party in excess of $2,000,000 that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

                  (d) receipt of any written notice that any Loan Party is subject to any non-routine investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law or of imposition of any Lien against any Property of any Loan Party for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

                  (e) receipt of any notice of litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $2,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Multiemployer Plan or ERISA Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Multiemployer Plan, ERISA Plan, or Environmental Laws; or (vi) involves any product recall to the extent such product recall could reasonably be expected to have a Material Adverse Effect;

                  (f) any Lien (other than Permitted Liens) or claim made or asserted against any material portion of the Collateral;

                  (g) unless otherwise permitted hereunder, its decision to change, (i) such Loan Party's name or type of entity, (ii) such Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, and
         (iii) the location where any Collateral is held or maintained; provided that, in no event shall the Agent receive notice of such change less than thirty days prior thereto;

                  (h) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $1,000,000;

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                  (i)      the opening of any new deposit account by any Loan
         Party with any bank or other financial institution other than the Agent;

                  (j) any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

                  (k) any and all payment or other material default notices received under or with respect to any leased location or public warehouse where Collateral with a value in excess of $1,000,000 is located (which shall be delivered within two Business Days after receipt thereof);

                  (l) all material amendments to real estate leases where Collateral with a value in excess of $1,000,000 is located, together with a copy of each such amendment;

                  (m) immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting a Borrower or any of its Subsidiaries, in the case of any of the foregoing, which could reasonably be expected to have a Material Adverse Effect;

                  (n) evidence of payment of monthly lease or rental payments as to each leased or rented location where Collateral with a value in excess of $1,000,000 is located and for which a landlord or bailee waiver has not been obtained (which shall be delivered within 10 Business Days after payment thereof);

                  (o) the fact that such Loan Party has entered into a Rate Management Transaction or an amendment to a Rate Management Transaction, other than, in each case, any Rate Management Transaction with the Agent, which notice may be made via email to the Agent, and, if requested by the Agent, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto;

                  (p) the fact that the Indebtedness of any Foreign Subsidiary (other than a Loan Party) exceeds $5,000,000;

                  (q) the occurrence of any default under any of the other Loan Documents; and

                  (r)      any other matter as Agent may reasonably request.

         6.4.     Conduct of Business. Each Loan Party will:

                  (a) carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise as it is presently conducted;

                  (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

                  (c) keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to the Agent pursuant to Section 4.1(p);

                  (d) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition

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         in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and

                  (e) transact business only in such corporate and trade names as are set forth in Schedule 5.12 or in any notice delivered to the Agent in accordance with Section 6.3(g).

         6.5. Taxes. Each Loan Party will timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP on the Company's consolidated financial statements. At any time that any Loan Party is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under U.S. federal tax law.

         6.6. Payment of Indebtedness and Other Liabilities. Each Loan Party will pay or discharge when due all Material Indebtedness permitted by Section
6.16 owed by such Loan Party and all other liabilities and obligations due to materialmen, mechanics, carriers, warehousemen, and landlords, except that the Loan Parties may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that, (a) adequate reserves have been set aside for such liabilities in accordance with GAAP, (b) such liabilities would not result in aggregate liabilities in excess of $1,000,000, (c) no Lien shall be imposed to secure payment of such liabilities that is superior to the Agent's Liens securing the Secured Obligations, (d) none of the Collateral becomes subject to forfeiture or loss as a result of the contest and (e) such Loan Party shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this proviso are no longer met.

         6.7.     Insurance.

                  (a) Each Loan Party shall at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A- by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; and (iv) such other hazards, as is customary in the business of such Loan Party (it being agreed that the Loan Parties need not obtain or maintain general liability insurance, including, specifically with respect to environmental matters or chronic beryllium disease, on terms that the Loan Parties, in their reasonable business judgment, determine unnecessary or prohibitively expensive). All such insurance shall be in amounts, cover such assets and be under policies generally consistent with the insurance maintained by the Loan Parties on the date hereof. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area," the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the applicable Loan Party, and copies of the policies delivered to the Agent. If any Loan Party fails to obtain any insurance as required by this Section, the Agent at the direction of the Required Lenders may obtain such insurance at the Borrowers' expense. By doing so, the Agent shall not be deemed to have waived any Default or Unmatured Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefore. No Loan Party will use or permit any Property to be used in material violation of applicable law or in any manner which might render inapplicable any insurance coverage.

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                  (b)      All insurance policies required under Section 6.7(a)
         shall name the Agent (for the benefit of the Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

                           (i) all proceeds thereunder with respect to any Collateral shall be payable to the Agent;

                           (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy; and

                           (iii) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.

                  (c) Notwithstanding the foregoing, any insurance or condemnation proceeds received by the Loan Parties shall be immediately forwarded to the Agent and the Agent may, at its option, apply any such proceeds to the reduction of the Obligations in accordance with Section 2.15(d), provided that (i) in the case of insurance proceeds pertaining to any Domestic Loan Party, such insurance proceeds shall be applied to all of the Obligations, and (ii) in the case of insurance proceeds pertaining to any Singapore Loan Party, such insurance proceeds shall be applied to the Singapore Obligations. The Agent may permit or require any Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $3,000,000 for any single event, in the aggregate, upon the applicable Loan Party's request, the Agent shall permit such Loan Party to replace, restore, repair or rebuild the property; provided that, if such Loan Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, the Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.15. All insurance proceeds that are to be made available to the Borrowers to replace, repair, restore or rebuild the Collateral shall be applied by the Agent to reduce the outstanding principal balance of the Revolving Loans (which application shall not result in a permanent reduction of the Revolving Commitment) and upon such application, the Agent shall establish a Reserve against the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Loan Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. In either case, thereafter, such funds shall be made available to the applicable Loan Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:

                           (i) such Borrower shall request a Revolving Loan or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

                           (ii)     so long as the conditions set forth in
                  Section 4.2 have been met, the Lenders shall make such Revolving Loan or Agent shall release funds from the cash collateral account; and

                           (iii) in the case of insurance proceeds applied against a Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan.

         6.8. Compliance with Laws. Except where the failure to comply would not have a Material Adverse Effect, each Loan Party will comply with all laws, rules, regulations, orders, writs, judgments,

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injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.9. Inspection. Each Loan Party will permit the Agent, on behalf of the Agent and the Lenders, by its respective employees, representatives and agents, from time to time upon two Business Days' prior notice as frequently as the Agent reasonably determines to be appropriate, to (a) inspect any of the Property, the Collateral, and the books and financial records of such Loan Party, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of such Loan Party, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Loan Party and
(d) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. If a Default has occurred and is continuing, each Loan Party shall provide such access to the Agent and to each Lender at all times and without advance notice. During any inspection, the Agent and each Lender will, and will cause their respective employees, representatives and agents to, comply with all health, safety and security requirements in affect at any such Property or location where Collateral or books and records are located. Furthermore, so long as any Default has occurred and is continuing, each Loan Party shall provide the Agent and each Lender with access to its suppliers. Each Loan Party shall promptly make available to the Agent and its counsel copies of all books and records that the Agent may reasonably request. The Loan Parties acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties' assets for internal use by the Agent and the Lenders from information furnished to it by or on behalf of the Loan Parties, after the Agent has exercised its rights of inspection pursuant to this Agreement.

         6.10. Appraisals; Field Exams. Whenever a Default exists, and at such other times commencing after April 1, 2004 (not more frequently than twice per Fiscal Year) as the Agent requests, the Loan Parties shall, at their sole expense, provide the Agent with appraisals or updates thereof of their Inventory, Equipment and real Property from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders. Whenever a Default exists, and at such other times (not more frequently than every 120 days as the Agent requests), the Agent shall have the right to conduct a field exam of each Loan Party at the sole cost and expense of the Loan Parties.

         6.11. Communications with Accountants. Each Loan Party executing this Agreement authorizes (a) the Agent and (b) so long as a Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party.

         6.12. Collateral Access Agreements and Real Estate Purchases. Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent. After the Closing Date, no real Property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the Agent (which consent, in the Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of a Reserve for rent at that location in accordance with subpart (h) of the definition of Eligible Inventory at that location or, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location). Each Loan Party shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real Property after the Closing Date, it shall first provide to the Agent a mortgage or

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deed of trust granting the Agent a first priority Lien on such real Property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent.

         6.13. Deposit Account Control Agreements. The Loan Parties will provide to the Agent, upon the Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the Security Agreement; provided that, the Agent may, in its Permitted Discretion, establish a Reserve with respect to any deposit account for which the Agent has not received such Deposit Account Control Agreement, or require the Loan Party to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.

         6.14     Additional Collateral; Further Assurances.

                  (a) Subject to applicable law, each Loan Party shall, unless the Required Lenders otherwise consent, (i) cause each operating Subsidiary of the Company (excluding any Foreign Subsidiary) to become or remain a Loan Party and a Guarantor and (ii) cause each operating Subsidiary of the Company (excluding any Foreign Subsidiary) formed or acquired after the Closing Date in accordance with the terms of this Agreement to (1) become a party to this Agreement by executing a Joinder Agreement in the form set forth as Exhibit F hereto (the "Joinder Agreement"), and (2) guarantee payment and performance of the Guaranteed Obligations pursuant to the Guaranty and enter into a Security Agreement granting to the Agent, for the benefit of the Domestic Lenders, a first priority security interest in all of its personal and real Property. Upon execution and delivery of such Loan Documents and other instruments, certificates, and agreements, each such Person shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents.

                  (b) Upon the request of the Agent, (i) each Domestic Loan Party shall grant Liens to the Agent in respect of the Obligations and each Singapore Loan party shall grant Liens to the Singapore Correspondent Lender in respect of the Singapore Obligations, in each case for the benefit of the Applicable Agent and Lenders, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in any Property of such Loan Party which constitutes Collateral, including any parcel of real Property located in the U.S. owned by any Loan Party, and (ii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Section 4.1 (as applicable).

                  (c) Each Loan Party will cause (i) 100% of the issued and outstanding Capital Stock of each of its Domestic Subsidiaries and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is also a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request.

                  (d) Without limiting the foregoing, each Loan Party shall, and shall cause each of the Company's Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agent such

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         documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         6.15.    Dividends.

                  (a) No Loan Party other than the Company will declare or pay any dividends or make any distributions on its Capital Stock (other than dividends or distributions payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that, if no Default has occurred and is continuing or no Default or Unmatured Default would result after giving effect to such payment, any Subsidiary may declare and pay dividends or make distributions to the Borrowers or to a Wholly-Owned Subsidiary of the Borrowers.

                  (b) No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents and the Guggenheim Debt Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Borrowers to the Borrowers.

         6.16. Indebtedness. The Borrowers will not, nor will they permit any other Loan Party to, create, incur or suffer to exist any Indebtedness, except:

                  (a)      the Obligations;

                  (b) Indebtedness existing on the date hereof and described in Schedule 5.22;

                  (c) purchase money Indebtedness or Capitalized Lease Obligations incurred in connection with the purchase of any Equipment; provided that, the amount of such purchase money Indebtedness or Capitalized Lease Obligations shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness and Capitalized Lease Obligations incurred in any Fiscal Year shall not exceed $2,500,000;

                  (d) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses
         (b), (c) and (g) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional Property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable in any material respect to the obligor thereunder than the original terms of such Indebtedness, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                  (e) Indebtedness owing by any Loan Party to any other Loan Party with respect to intercompany loans, provided further, that:

                           (i) the applicable Loan Parties shall have executed and delivered to the other Loan Parties, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Loan Party to

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                  any other Loan Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Agent and shall be pledged and delivered to the Agent pursuant to the Security Agreement as additional collateral security for the Secured Obligations;

                           (ii)     the Loan Parties shall record all
                  intercompany transactions on its books and records in a manner reasonably satisfactory to the Agent;

                           (iii) the obligations of the Loan Parties under any such Intercompany Notes shall be subordinated to the Obligations of the Loan Parties hereunder in a manner reasonably satisfactory to Agent; provided that so long as no Default has occurred and is continuing, the Borrowers may repay the obligations under the Intercompany Notes;

                           (iv) at the time any such intercompany loan or advance is made by the Loan Parties and after giving effect thereto, such Loan Party shall be Solvent; and

                           (v) no Default or Unmatured Default would occur and be continuing after giving effect to any such proposed intercompany loan.

                  (f) Contingent Obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) consisting of the Reimbursement Obligations, (iii) consisting of the Guaranty and guarantees of Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.16, and (iv) under the Kazakhstan Contract;

                  (g) Indebtedness arising under Rate Management Transactions having a Net Mark-to-Market Exposure not exceeding $15,000,000, which amount shall include the Rate Management Transactions set forth on Schedule 5.22;

                  (h) other unsecured Indebtedness in an amount not in excess of $1,000,000;

                  (i) Indebtedness arising under any Permitted Precious Metals Agreement;

                  (j)      the Guggenheim Debt; and

                  (k)      the Export-Import Loan.

         6.17. Capital Structure. If all or any part of a Loan Party's Capital Stock has been pledged to the Agent, that Loan Party shall not issue additional Capital Stock.

         6.18. Merger. No Loan Party will merge or consolidate with or into any other Person, except that (a) any Subsidiary of a Borrower may merge into such Borrower or a Wholly-Owned Subsidiary of such Borrower and (b) any Loan Party may merge with any other Loan Party.

         6.19. Sale of Assets. No Loan Party will lease, sell or otherwise dispose of its Property (including any Capital Stock owned by it) to any other Person (other than another Loan Party), except:

                  (a) sales of Inventory in the ordinary course of business;

                  (b) the sale or other disposition of Equipment that is obsolete or no longer useful in any way in such Loan Party's business;

                  (c) the sale or disposition of other assets having a book value not exceeding $250,000 in the aggregate in any Fiscal Year; and

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                  (d)      any sale or disposition permitted by this Agreement
         or by the Agent and with respect to which the Domestic Borrowers elect to apply the Net Cash Proceeds towards prepayment of the Obligations.

The Net Cash Proceeds of any sale or disposition permitted pursuant to this Section (other than pursuant to Section 6.19(a)) shall be delivered to the Agent if required by Section 2.15 and applied to the Obligations as set forth therein; provided, however, that the Net Cash Proceeds of any sale or disposition of real Property permitted pursuant to this Section shall be applied by the Agent to the Term B Loan.

         6.20. Investments and Acquisitions. No Loan Party will (a) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor,
(b) create any Subsidiary or (c) become or remain a partner in any partnership or joint venture, or (d) make any Acquisition, except:

                  (a) Cash Equivalent Investments, subject to control agreements in favor of the Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Agent for the benefit of the Lenders;

                  (b) Investments in Subsidiaries existing as of the Closing Date;

                  (c) other Investments in existence on the Closing Date and described in Schedule 6.20;

                  (d) Investments consisting of loans or advances made to employees of such Loan Party on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, and similar purposes up to a maximum of $10,000 to any employee and up to a maximum of $50,000 in the aggregate at any one time outstanding;

                  (e) subject to Sections 4.2(a) and 4.4 of the Security Agreement, Investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

                  (f) additional Investments in Subsidiaries which are Loan Parties;

                  (g) other Investments not to exceed $2,500,000 each, and $7,500,000 in the aggregate during the term of this Agreement;

                  (h) Acquisitions in which the cash portion of the purchase price does not exceed $2,500,000 per Acquisition and $7,500,000 in the aggregate for all Acquisitions during any Fiscal Year (it being understood that there shall be no limit on Acquisitions using common stock of the Company);

                  (i) Investments up to an aggregate amount of $5,000,000 made in connection with employee compensation arrangements, employee option plans or deferred director compensation arrangements, all in a manner consistent with the Loan Parties' historical practices;

                  (j)      Investments under Permitted Precious Metal
                           Agreements;

                  (k) Investments in Egbert Corp. (a non-Loan Party Subsidiary of Brush Wellman Inc.) in connection with
                           (i) any environmental remediation, in an aggregate amount not to exceed $2,000,000 during the term of this Agreement, and (ii) retiree medical benefits

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                           for former employees of Egbert Corp. in an aggregate
                           amount not to exceed $4,000,000 during the term of this Agreement; and

                  (l) Other Investments in non-Loan Party Subsidiaries in connection with administrative and similar items (including, without limitation, franchise taxes) in an amount to exceed $500,000 at any time.

         6.21.    Liens.

                  (a) No Loan Party will create, incur, or suffer to exist any Lien in, of, or on the Property of such Loan Party, except the following (collectively, "Permitted Liens"):

                           (i) Liens for taxes, fees, assessments, or other governmental charges or levies on the Property of such Loan Party if such Liens (a) shall not at the time be delinquent or
                  (b) subject to the provisions of Section 6.5, do not secure obligations in excess of $1,000,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been provided on the books of such Loan Party, and a stay of enforcement of such Lien is in effect;

                           (ii) Liens imposed by law, such as carrier's, warehousemen's, and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been provided on such Loan Party's books;

                           (iii) statutory Liens in favor of landlords of real Property leased by such Loan Party; provided that, such Loan Party is current with respect to payment of all rent and other material amounts due to such landlord under any lease of such real Property;

                           (iv) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                           (v) utility easements, building restrictions, and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real Property or interfere in any material respect with the use thereof in the business of such Loan Party;

                           (vi) the equivalent of the types of Liens discussed in clauses (i) through (v) above, inclusive, in any jurisdiction in which any Loan Party is engaged in business or owns Property or assets;

                           (vii) Liens existing on the Closing Date and described in Schedule 6.21 or existing in connection with Indebtedness described on Schedule 5.22;

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

                           (viii)   Liens resulting from any extension,
                  refinancing, or renewal of the related Indebtedness as permitted pursuant to Section 6.16(d); provided that, the Liens evidenced thereby are not increased to cover any additional Property not originally covered thereby;

                           (ix) Liens securing purchase money Indebtedness of such Loan Party permitted pursuant to Section 6.16(c); provided that, such Liens attach only to the Property which was purchased with the proceeds of such purchase money Indebtedness;

                           (x) Liens arising from judgments or orders under circumstances that do not constitute a Default under clause
                  (j) of Article VII; and

                           (xi) Liens arising in connection with Permitted Precious Metals Agreements;

                           (xii) Liens arising in connection with the Guggenheim Debt Documents, so long as they are subordinated pursuant to the terms of an Intercreditor Agreement; and

                           (xiii) Liens in favor of the Agent granted pursuant to any Loan Document.

                  (b) Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.21, other than (1) Liens of the type described in clauses (i), (ii), (iv), (vi) through (viii), and (x) through (xiii) above, may at any time attach to any Accounts of any Loan Party and (2) Liens of the type described in clauses (i) through
         (iv), and (vi) through (xiii) above, may at any time attach to any Inventory of any Loan Party.

                  (c) Other than as provided in the Loan Documents or in connection with the creation or incurrence of any Indebtedness under
         Section 6.16(c), no Loan Party will enter into or become subject to any negative pledge or other restriction on the right of such Loan Party to grant Liens to the Agent and the Lenders on any of its Property; provided that, any such negative pledge or other restriction entered into in connection with the creation of Indebtedness under Section 6.16(c) shall be limited to the Property securing such purchase money Indebtedness.

         6.22. Change of Name or Location; Change of Fiscal Year. No Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, without at least 30 days prior written notice to the Agent and the Agent shall have either (i) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or
(ii) after the Agent's written acknowledgment that any reasonable action requested by the Agent in connection therewith, including to continue the perfection of any Liens in favor of the Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and, provided that, with respect to any Domestic Loan Party, any new location shall be in the continental U.S. No Loan Party shall change its Fiscal Year.

         6.23. Affiliate Transactions. Except as set forth on Schedule 5.23, no Loan Party will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arms-length transaction.

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

         6.24. Amendments to Agreements. Except as required in connection with a transaction or circumstance described in Sections 6.18 or 6.22, no Loan Party will, nor will any Loan Party permit its Subsidiary to, amend or terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document in any manner that could reasonably be expected to adversely affect the Lenders.

         6.25.    Prepayment of Indebtedness; Subordinated Indebtedness.

                  (a) No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease, acquire or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.19; (iii) Indebtedness permitted by Section 6.16(d) upon any refinancing thereof in accordance therewith; (iv) Indebtedness permitted by Section 6.16(e), (v) Indebtedness permitted by Section 6.16(i), and (vi) so long as no Default has occurred and is continuing, up to (A) $5,000,000 from the Closing Date through the second anniversary of the Closing Date, and (B) $5,000,000 in each successive year thereafter toward the outstanding principal balance of the Guggenheim Debt.

                  (b) No Loan Party shall make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness.

         6.26 Letters of Credit. Except as set forth on Schedule 6.26, no Loan Party will apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.27. Financial Contracts. No Loan Party shall enter into or remain liable upon any Financial Contract, except for Rate Management Transactions permitted by Section 6.16.

         6.28. Capital Expenditures. No Loan Party shall expend, in the aggregate for the Loan Parties, in excess of (a) $9,000,000 for Fiscal Year 2003; (b) $15,000,000 for Fiscal Year 2004; (c) $20,000,000 for Fiscal Year
2005; and (d) $25,000,000 for Fiscal Year 2006 for Capital Expenditures for the Company and its Subsidiaries; provided that, to the extent that the Loan Parties do not expend the amount permitted by this Section 6.28 in any Fiscal Year, such unexpended amount, up to a maximum of 50% of the permitted amount for such Fiscal Year, may be carried forward to the immediately succeeding Fiscal Year.

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

         6.29.    Financial Covenants.

                  (a) Leverage Ratio. The Company will not permit the Leverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be greater than:

        MEASUREMENT PERIOD                    LEVERAGE RATIO
        ------------------                    --------------
Closing Date through March 31, 2004            6.00 to 1.00

April 1, 2004 through June 30, 2004            5.75 to 1.00

July 1, 2004 through September 30, 2004        5.50 to 1.00

October 1, 2004 through June 30, 2005          5.25 to 1.00

July 1, 2005 through September 30, 2005        5.00 to 1.00

October 1, 2005 through June 30, 2006          4.75 to 1.00

July 1, 2006 through September 30, 2006        4.50 to 1.00

October 1, 2006 and at all times thereafter    4.25 to 1.00

                  (b) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be less than (a) 1.25 to 1.00 on the Closing Date through September 30, 2005 and (b) 1.50 to 1.00 at all times thereafter.

         6.30. Depository Banks. Each Loan Party shall maintain the Agent and the Singapore Correspondent Lender, as the case may be, as such Loan Party's principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

         6.31. Off-Balance Sheet Liabilities; Sale and Leaseback Transactions. Except for those liabilities set forth on Schedule 6.31 and for Permitted Precious Metals Agreements, the Loan Parties shall not have any Off-Balance Sheet Liabilities or engage in any Sale and Leaseback Transactions.

         6.32. Sales of Accounts. No Loan Party will sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

         6.33     Subordination of Intercompany Notes.

                  (a) All Indebtedness evidenced by an Intercompany Note, together with all accrued interest thereon, and any other indebtedness for borrowed money now owing or which hereafter may become owing by or from a Loan Party to any other Loan Party, howsoever such indebtedness may be hereafter created, extended, renewed or evidenced, together with all accrued interest thereon and any and all other obligations and liabilities of any kind owing by or from a Loan Party to any other Loan Party shall at all times and in all respects be subordinate and junior in right of payment to any and all obligations, liabilities and indebtedness of any kind of the Loan Parties to the Lenders, and

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

         their respective successors and assigns, including, without limitation, the Obligations, Guaranteed Obligations and any extensions, renewals, modifications, and amendments thereof and all accrued interest thereon and any Fees owing by the Loan Parties to the Lenders; provided, however, that the Borrowers may make payments in respect of Intercompany Notes in accordance with the provisions of Section 6.16(e).

                  (b) Unless and until (i) all of the Guaranteed Obligations shall have been fully and finally paid and satisfied and
         (ii) all financing arrangements, including, but not limited to this Agreement, between the Company, the other Loan Parties and the Lenders have been terminated, no Loan Party shall: (A) enforce or exercise any right of demand or setoff or commence any legal or other action against any other Loan Party to collect upon any Intercompany Note; (B) take or accept any collateral or security with respect to the obligations evidenced by any Intercompany Note without the prior written consent of the Agent; (C) commence foreclosure or any other similar type of proceedings or exercise any similar remedies in respect of any collateral for the obligations evidenced by any Intercompany Note; (D) enforce any judgment that it might obtain with respect to the obligations evidenced by the Intercompany Notes without obtaining the prior written consent of the Agent; or (E) commence or join with any other creditor or creditors of the Loan Parties in commencing any bankruptcy, reorganization or insolvency proceedings against such Loan Party. All rights, liens and security interests of each Loan Party in any assets of any other Loan Party and/or any other person securing the obligations evidenced by any Intercompany Note, whether now or hereafter arising and howsoever existing, shall be and hereby are subordinated to the rights and interests of the Agent under this Agreement and in those assets. The Loan Parties shall have no right to possession of any such assets or to foreclose or execute upon any such assets, whether by judicial action or otherwise.

                  (c) The Loan Parties represent and warrant that all Intercompany Notes are and will remain unsecured, and (ii) shall not be subordinated to any Indebtedness other than the Obligations set forth in Section 6.16.

         6.34. Accounting Methods. No Loan Party shall modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter enter into with any third party accounting firm or service bureau for the preparation or storage of the Loan Parties' accounting records without such accounting firm or service bureau agreeing to provide to the Agent and the Lenders information relating to (a) the Loan Parties' financial condition and
(b) the assets with on which the Lenders have Liens.

                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a "Default" hereunder:

                  (a) nonpayment, (i) when due (whether upon demand or otherwise) of any principal owing under any of the Loan Documents, or
         (ii) within 2 Business Days of the due date (whether upon demand or otherwise) of any interest, fee, Reimbursement Obligation or any other payment obligation owing under any of the Loan Documents;

                  (b) any representation or warranty made or deemed made by or on behalf of any Loan Party to any Lender or the Agent under or in connection with this Agreement, any other Loan Document (other than any Export-Import Loan Document), any Credit Extension, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

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

                  (c) the breach by any Loan Party of any of the terms or provisions of Sections 6.2, 6.15 through 6.22 or 6.24 through 6.31;

                  (d) the breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of (i) Sections 6.1, 6.3 through 6.7,
         6.9 through 6.14, or 6.23 of this Agreement which is not remedied within 5 days after the earlier of such breach or written notice from the Agent or any Lender or (ii) any other Section of this Agreement which is not remedied within 30 days after receipt by the Company of written notice from the Agent or any Lender;

                  (e) (i) failure of any Loan Party to pay when due any Material Indebtedness; (ii) a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Loan Party, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement (other than any Export-Import Loan Document) to cause, such Material Indebtedness to become due prior to its stated maturity; (iii) any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or
         (iv) any Loan Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

                  (f) any Loan Party shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of Property, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g) below;

                  (g) a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Substantial Portion of its Property, or a proceeding described in subsection
         (f)(iv) of Article VII shall be instituted against any Loan Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days;

                  (h) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of any Loan Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

                  (i) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (j) any Loan Party shall fail within 30 days when due to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $2,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or
         (ii) nonmonetary

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

         judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

                  (k)      any Change in Control shall occur;

                  (l) (i) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $30,000,000, or (ii) any Reportable Event shall occur;

                  (m) a Loan Party or any other member of a Controlled Group has incurred or shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan;

                  (n) the occurrence of any "Default" or "Event of Default" as defined in any Loan Document (other than this Agreement or any Export-Import Loan Document) or, for any Loan Document (other than any Export-Import Loan Document) in which "Default" or "Event of Default" is not defined, the breach of any of the terms or provisions of such Loan Document (other than any Export-Import Loan Document) , which default or breach continues beyond any period of grace therein provided;

                  (o) the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect;

                  (p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any material term or provision of any Collateral Document;

                  (q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

                  (r) nonpayment by a Borrower or any of its Subsidiaries of any Rate Management Obligation when due or the breach by a Borrower or any of its Subsidiaries of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto;

                  (s) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any Property of such Loan Party having a fair market value in excess of $1,000,000; or

                  (t) with respect to the Export-Import Loan Documents, (i) any representation or warranty made or deemed made by or on behalf of any Loan Party under or in connection with the Export-Import Loan Documents or any certificate or information delivered in connection with any of the Export-Import Loan Documents shall be materially false on the date as of which made, or (ii) a

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

         default, breach or other event occurs under any term, provision or condition contained in such documents; in each case the effect of which is to cause the lender under such documents to cause the Export-Import Loans to become due prior to the stated maturity.

                                  ARTICLE VIII

                        REMEDIES; WAIVERS AND AMENDMENTS

         8.1.     Remedies.

                  (a) If any Default occurs, the Agent may in its discretion (and at the written request of the Required Lenders, shall)
         (i) reduce the Aggregate Commitment, the Revolving Commitment or the Singapore Commitment, (ii) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, (iii) declare all or any portion of the Obligations to be due and payable, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, (iv) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, the Agent may either (A) make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to 105% of the Collateral Shortfall Amount or (B) deliver a Supporting Letter of Credit as required by Section 2.1.2(l), whichever the Agent may specify in its sole discretion, (v) increase the rate of interest applicable to the Loans and the LC Fees as set forth in this Agreement and (vi) exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

                  (b)      If any Default described in subsections (f) or (g) of
         Article VII occurs with respect to any Loan Party, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and all Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Loan Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

                  (c) If, within thirty days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in subsections (f) or (g) of Article VII with respect to the Borrowers) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

                  (d) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Domestic Borrowers to pay, and the Domestic Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account. The Domestic Borrowers hereby pledge, assign, and grant to the Agent, on behalf of and for the benefit of the Agent, the Lenders, and the LC Issuer, a security interest in all of the Domestic Borrowers' right, title, and interest in and to all funds which may from time to time be on deposit in the Facility

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

         LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.

                  (e) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

                  (f) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         8.2. Waivers by Loan Parties. Except as otherwise provided for in this Agreement or by applicable law, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (b) all rights to notice and a hearing prior to the Agent's taking possession or control of, or to the Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

         8.3.     Amendments.

                  (a) Subject to the provisions of this Section 8.3, no amendment, waiver or modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Notwithstanding subsection (a) above, no such amendment, waiver or other modification with respect to this Agreement shall, without the consent of all of the Lenders:

                           (i) extend the final maturity of any Loan to a date after the Facility Termination Date;

                           (ii) postpone any regularly scheduled payment of principal of any Loan or reduce or forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation;

                           (iii) reduce the rate or extend the time of payment of interest or fees payable to the Lenders pursuant to any Loan Document;

                           (iv) reduce the percentage or number of Lenders specified in the definition of Required Lenders;

                           (v)      extend the Facility Termination Date;

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

                           (vi) increase the amount of the Aggregate Commitment hereunder;

                           (vii) increase the advance rates set forth in the definition of Domestic Borrowing Base or Singapore Borrowing Base above the initial levels;

                           (viii) permit any Loan Party to assign its rights under this Agreement;

                           (ix)     amend this Section 8.3;

                           (x)      release any guarantor of any Credit
                  Extension, except as otherwise permitted herein or in the other Loan Documents; or

                           (xi) except as provided in Section 10.15 or any Collateral Document, release all or substantially all of the Collateral.

                  (c) No amendment of any provision of this Agreement relating to the Agent or to the Non-Ratable Loans, the Overadvances or the Protective Advances shall be effective without the written consent of the Agent. No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 12.3, and (ii) waive payment of the fee required under Section 12.3(c).

         8.4. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and

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understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other lender (except to the extent to which the Agent is authorized to act as administrative agent for the Lenders hereunder). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

                  (a) The Borrowers, jointly and severally, shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as Intralinks), review, amendment, modification, and administration of the Loan Documents. The Borrowers, jointly and severally, also agree to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the restructuring, collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, costs and expenses incurred in connection with:

                           (i) appraisals of all or any portion of the Collateral, each parcel of real Property or interest in real Property described in any Collateral Document, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses for inspections of the Collateral and the Borrowers' operations by the Agent) plus the Agent's then customary charge for field examinations and audits and the preparation of certain audit reports (the "Reports") which the Borrowers acknowledge may be prepared by Bank One from time to time and which the Borrowers agree may be distributed to the Lenders by Bank One pertaining to the Borrowers' assets from information furnished to it by or on behalf of the Borrowers, after Bank One has exercised its rights of inspection pursuant to this Agreement (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit);

                           (ii) any amendment, modification, supplement, consent, waiver or other documents prepared with respect to any Loan Document and the transactions contemplated thereby;

                           (iii)    lien and title searches and title insurance;

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                           (iv)     taxes, fees and other charges for recording
                  the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement);

                           (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take;

                           (vi) any litigation, contest, dispute, proceeding or action (whether instituted by the Agent, the LC Issuer, any Lender, any Loan Party or any other Person and whether as to party, witness or otherwise) in any way relating to the Collateral, the Loan Documents or the transactions contemplated thereby; and

                           (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

                  The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged to the Borrowers' Loan Accounts as Revolving Loans or to another deposit account, all as described in Section 2.17(b).

                  (b) The Borrowers, jointly and severally, hereby further agree to indemnify the Agent, the Arranger, the LC Issuer each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any Affiliate is a party thereto) which any of them incurs arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in
Section 5.5, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company, the Agent or the Required Lenders shall so request the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Company shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

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         9.9.     Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between any Loan Party on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of debtor and creditor. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Loan Party. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party's business or operations. The Loan Parties agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Loan Party in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that (a) Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates, (b) an Affiliate of Bank One as of the Closing date will hold an interest in the Guggenheim Debt.

         9.14 Judgment Currency. If the Agent, on behalf of any Lender, obtains a judgment or a judgment against a Borrower in a currency other than Dollars, the obligations of such Borrower in respect of any sum adjudged to be due to the Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by the Agent of

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the Judgment Amount in such currency the Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due and owing to the Agent or any Lender hereunder or under the Notes) was originally due and owing to the Agent or any Lender hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Agent or such Lender agrees to remit such excess to such Borrower.

         9.15 Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

         9.16 No Cross Collateralization. For the avoidance of doubt, the parties hereto agree that the Collateral securing the Secured Obligations of the Singapore Loan Parties shall not constitute security for the Obligations of the Domestic Loan Parties.

                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA (referred to in this Agreement except for this Article X, as the "Agent") is hereby appointed by each of the Lenders as their contractual representative, and the Singapore Correspondent Agent is hereby appointed by each of the Singapore Lenders as their contractual representative (each, collectively referred to in this Article X only, as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

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         10.3.    General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Loan Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Credit Extensions, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of any Loan Party, any Guarantor or any Affiliate of any Loan Party. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Loan Parties to the Agent at such time, but is voluntarily furnished by any Loan Party to the Agent (either in its capacity as the Agent or in its individual capacity).

         10.5. Action on Instructions of the Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by the Agent or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have

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been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents,
(b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders; provided, that, the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party in which such Loan Party is not restricted hereby from engaging with any other Person, all as if Bank One were not the Agent and without any duty to account therefor to Lenders. Bank One and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Agent in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required

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Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Companys and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the Lenders and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed the Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         10.13. Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.14. Execution of Loan Documents. The Lenders hereby empower and authorize the Agent, on behalf of the Agent and the Lenders, to execute and deliver to the Loan Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Lender agrees that any action taken by the Agent or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

         10.15.   Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Secured Obligations), and the cash collateralization of all Unliquidated Secured Obligations in a manner satisfactory to each affected Lender,
         (ii) constituting Property being sold or disposed of if the Loan Party disposing of such Property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which no Loan Party has at any time during the term of this Agreement owned any interest,
         (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to an Loan Party which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by such Loan Party pursuant to Section 6.16(c), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Section 8.1. Upon request by the Agent at any time, the Lenders will

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         confirm in writing the Agent's authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.15. Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $250,000 during any Fiscal Year without the prior written authorization of the Lenders.

                  (b) Upon receipt by the Agent of any authorization required pursuant to Section 10.15(a) from the Required Lenders of the Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

                  (d) Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

                  (e) Each Lender hereby agrees as follows: (a) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Agent; (b) such Lender expressly agrees and acknowledges that neither Bank One nor the Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein, or (ii) shall be liable for any information contained in any Report;
         (c) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, Bank One, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Bank One undertakes no obligation to update, correct or supplement the Reports;
         (d) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement,

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         such Lender agrees (i) that neither Bank One nor the Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (ii) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Agent or Bank One, (iii) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, any Obligations and (iv) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         10.16. Documentation Agent. The Lender identified in this Agreement as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all of the Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Loan Party may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Pro Rata Share of the Aggregate Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lenders and their respective successors and assigns

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permitted hereby, except that (a) the Loan Parties shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3. The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this
Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3; provided however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

         12.2.    Participations.

                  (a) Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

                  (c) Benefit of Certain Provisions. Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender. Each Borrower further agrees

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         that each Participant shall be entitled to the benefits of Sections
         3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  (a) Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G (an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Credit Extensions of the assigning Lender or (unless each Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment. The amount of the assignment shall be based on the Commitment or outstanding Credit Extensions (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment. Notwithstanding the foregoing or anything else in this Agreement to the contrary, each assignment under this Section 12.3 shall consist of an equal percentage of a Lender's Revolving Loans and Term Loans.

                  (b) Consents. The consent of the Borrowers shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that, the consent of the Borrowers shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment. Any consent required under this
         Section 12.3(b) shall not be unreasonably withheld or delayed.

                  (c) Effect; Effective Date. Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Agent (which shall be paid by the assigning Lender) for processing such assignment (unless such fee is waived by the Agent), such Assignment Agreement shall become effective on the effective date specified by the Agent in such Assignment Agreement. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Loan Parties, the Lenders or the Agent. In the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or

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         transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  (d) Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Absent manifest error, the entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. Each Loan Party authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5.    Tax  Treatment.   If  any  interest  in  any  Loan  Document
is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

         12.6. Assignment by LC Issuer. Notwithstanding anything contained herein, if at any time Bank One assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 12.3, Bank One may, upon 30 days' notice to the Company and the Lenders, resign as LC Issuer. In the event of any such resignation as LC Issuer, the Company shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder; provided however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank One as LC Issuer. If Bank One resigns as LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to the Facility LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.2(d)).

                                  ARTICLE XIII

                                     NOTICES

         13.1.    Notices; Effectiveness; Electronic Communication

                  (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by

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         hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

                           (i) if to any Loan Party, such notice shall be delivered to the Company on behalf of such Loan Party, at the Company's address or telecopier number set forth on the signature page hereof;

                           (ii)     if to the Agent, at its address or
                           telecopier number set forth on the signature page hereof;

                           (iii) if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

                           (iv) if to a Lender, to it at its address or telecopier number set forth on the signature pages hereto.

                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph
         (b) below, shall be effective as provided in said paragraph (b).

                  (b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that, the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or any Loan Party may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(e) to the Agent.

                  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                   ARTICLE XIV

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                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Loan Parties, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

                                    GUARANTY

         15.1.    Guaranty. Each Guarantor, subject to the last sentence of this
Section 15.1, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all out-of-pocket court costs and reasonable attorneys' and paralegals' fees and expenses paid or incurred by the Agent, the LC Issuer and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrowers, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. Notwithstanding anything contained in this Article XV or elsewhere to the contrary, the Guaranteed Obligations which are guaranteed by any Singapore Loan Party are limited solely to the Singapore Obligations.

         15.2. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue any Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

         15.3.    No Discharge or Diminishment of Guaranty.

                  (a) Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

                           (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

                           (ii) any change in the corporate existence, structure or ownership of the Borrowers or any other guarantor of or other person liable for any of the Guaranteed Obligations;

                           (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any Guarantor, or any other guarantor of or other person liable for

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                  any of the Guaranteed Obligations, or their assets or any
                  resulting release or discharge of any obligation of any Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

                           (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

                  (b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

                  (c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

                           (i) the failure of the Agent, the LC Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

                           (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;

                           (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

                           (iv) any action or failure to act by the Agent, the LC Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or

                           (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

         15.4. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or

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

remedy available to it against any Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

         15.5. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agent, the LC Issuer and the Lender.

         15.6. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor's obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

         15.7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the LC Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

         15.8. Termination. The Lenders may continue to make loans or extend credit to any Borrower based on this Guaranty until five days after it receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

         15.9. Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, duties, charges, deductions or withholdings of whatever nature imposed by any governmental authority with respect to such payments, and any and all liabilities with respect to the foregoing, but excluding franchise taxes and taxes imposed on overall net income of the Lender by the U.S. or the jurisdiction in which the Lender's applicable Lending Installation is located (collectively, "Taxes"). If any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to the Lenders under this Guaranty, (a) the sum payable must be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) the Lenders receive an amount equal to the sum they would have received had no such deductions been made, (b) the Guarantors must then make such deductions, and must pay the full amount deducted to the relevant authority in accordance with applicable law, and (c) the Guarantors must furnish to the Lender within forty-five days after their due date certified copies of all official receipts evidencing payment thereof.

         15.10. Severability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty

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

would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "Maximum Liability." This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

         15.11. Contribution. In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Fair Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XV, each Non-Paying Guarantor's "Fair Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to
(ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         15.12. Lending Installations. The Guaranteed Obligations may be booked at any Lending Installation. All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation.

         15.13 Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agent, the LC Issuer and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations of liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                                   ARTICLE XVI

                                 CASH MANAGEMENT

         16.1. Lockbox and Cash Management Account. Each Loan Party has obtained and shall continue to maintain during the term of this Agreement the post office box at the Post Office bearing the address set

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

forth on Schedule 16.1, or such other address or deposit account as the Agent may notify the Company from time to time (the "Locked Boxes"). The Singapore Borrower shall maintain its Locked Box in Singapore. Each Loan Party shall notify all of its customers and Account Debtors to forward all remittances of every kind due to such Loan Party ("Remittances") to its Locked Box (such notices to be in such form and substance as the Agent may require from time to time). Promptly upon receipt thereof, the Loan Parties shall deposit all other proceeds of Accounts Receivable or other Collateral into the Locked Boxes (or into a Cash Management Account). The Agent and the Singapore Correspondent Lender, as the case may be, shall have sole access to the Locked Boxes at all times, and each Loan Party shall take all action necessary to grant such Lenders such sole access. At no time shall any Loan Party remove any item from the Locked Boxes without the prior written consent of the Agent or the Singapore Correspondent Lender, as the case may be, and each Loan Party shall notify each customer or Account Debtor not to pay any Remittance to any other place or address without the prior written consent of the Agent or the Singapore Correspondent Lender, as the case may be. If a Loan Party should neglect or refuse to notify any customer or Account Debtor to pay any Remittance to its Locked Box after notice from the Agent or the Singapore Correspondent Lender, as the case may be, such Lender shall be entitled to make such notification. Each Loan Party hereby grants to each of such Lenders an irrevocable power of attorney, coupled with an interest, to take in such Loan Party's name all action necessary (a) to grant the such Lenders sole access to its Locked Box, (b) during the continuance of a Default, to contact Account Debtors to pay any Remittance to such Locked Box in the event that any such Account Debtor is not paying any such Remittance to such Locked Box, (c) during the continuance of a Default, to contact Account Debtors for any reason, and (d) to endorse each Remittance delivered to its Locked Box for deposit to such Borrower's Cash Management Account. Each Borrower shall establish and, unless otherwise directed by the Agent or the Singapore Correspondent Lender, as the case may be, maintain a cash management account with such Lender (each, a "Cash Management Account"). Each Borrower shall enter into an agreement with the Agent or the Singapore Correspondent Lender, as the case may be, relating to such Loan Party's Cash Management Account, in form and substance reasonably satisfactory to the such Lender.

         16.2 Application of Payments. So long as no Default shall be continuing, deposits to the Cash Management Account in respect of each Borrower shall be credited to the Borrowers as follows: (i) first, to the payment of any fees, expenses or other Obligations (other than Obligations to pay principal and interest relating to the Loans and Obligations with respect to Banking Services and Rate Management Obligations) then due and payable by the Borrowers to the Applicable Agent or Lenders hereunder or under any of the other Loan Documents;
(ii) second, to the ratable payment of interest due on the Revolving Loans and Export-Import Loans, as the case may be, made to the Borrowers; (iii) third, to late charges until paid in full; (iv) fourth, to the installments then due and payable with respect to the Term Loans installments then due; (v) fifth, to the outstanding principal balance of the applicable Borrower's Revolving Loans and Export-Import Loans, as the case may be, and (vi) sixth, to the extent of any excess not so credited, such deposits shall be made available to each Borrower by deposit in such Borrower's operating Account with the Applicable Agent. Upon the occurrence and during the continuance of an Default which has not been waived in writing, all such deposits to the Cash Management Account in respect of a Borrower shall be credited to such Borrower as follows: (1) to the extent such deposits constitute the proceeds of the Export-Import Collateral, such deposits shall be applied directly to the outstanding principal, accrued and unpaid interest, and fees related to the Export-Import Loan and (2) all deposits other than those described in the immediately preceding subparagraph (1) (except to the extent such deposits remain after the Export-Import Loan is indefeasibly paid in full), (a) first to the payment of any fees, expenses or Obligations (other than Obligations to pay principal and interest relating to the Advances) then due and payable by the Borrowers to the Applicable Agent or Lenders hereunder or under any of the other Loan Documents; (b) second, to the ratable payment of interest due on the Loans and Export-Import Loans, as the case may be, made to the Borrowers; (c) third, to late charges until paid in full; (d) fourth, to the principal installments then due and payable with respect to the Term Loans; (e) fifth, to the outstanding principal amount of any Revolving Loans and Export-Import Loans, as the case may be, in such order as the Required Lenders or Bank One, NA, as the case may be, may choose in their sole discretion; (f) sixth, at the Required Lenders' option, in their sole and absolute discretion, to any and all other outstanding Obligations of the Borrowers (other than in respect of the aggregate undrawn amount of any Facility LC outstanding for the account of the Borrowers) in such order as the Required Lenders may choose in their sole discretion; and (g) seventh, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrowers and any other Obligations (whether then or thereafter outstanding, including, without limitation, to the extent not indefeasibly paid in full by the deposits described in subparagraph (1) above, the Export-Import Loan) of the Borrowers. For the purpose of calculating the Borrowers' interest and determining the aggregate Loans outstanding, all collections and remittances shall be credited to the applicable Borrowers: (i) in the case of collections and remittances received by wire transfer prior to 11:00 a.m. (local time), on the same Business Day as received, (ii) in the case of collections and remittances received by wire transfer after 11:00 a.m. (local time), on the next succeeding Business Day after such receipt and (iii) in the case of all other collections and remittances received, conditional on final payment, one (1) Business Day after the Applicable Agent receives notice of the deposit of the proceeds of such collections and remittances into the Cash Management Account prior to noon (local time), provided however in the case of clause (iii) above, that in the event that the Applicable Agent receives notice of such deposit later than noon (local time) on any Business Day, such collection or remittance deposited shall be credited to the Borrowers (conditional upon final collection) two (2) Business Days after such deposit. From time to time, upon advance written notice to the Company, on behalf of the Borrowers, the Applicable Agent may adopt such additional or modified regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Cash Management Account and the services to be provided by such agent under this Agreement.

                                  ARTICLE XVII

             RELATIONSHIP OF THE COMPANY AND THE OTHER LOAN PARTIES

         17.1. Notices. Each Loan Party shall immediately notify the Company of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." Any notice provided to the Company hereunder shall constitute notice to each Loan Party on the date received by the Company.

         17.2. Execution of Loan Documents; Borrowing Base Certificate. The Loan Parties hereby empower and authorize the Company, on behalf of the Loan Parties, to execute and deliver to the Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificates and the Compliance Certificates. Each Loan Party agrees that any action taken by the Company in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Company of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Loan Parties.

         17.3. Reporting. Each Loan Party hereby agrees that it shall furnish promptly after each Fiscal Month to the Company, and in no event later than 20 days after the end of each Fiscal Month, a copy of its Borrowing Base Certificate and the calculation of its financial covenants, on which the Company shall rely to prepare the Aggregate Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement. The Company shall retain all such Borrowing Base Certificates until the Facility Termination Date and shall deliver same to the Agent upon the Agent's request therefor.

         17.4. Disbursement of Loan Proceeds. Upon the receipt by BEM Services Inc. and the Singapore Borrower of the proceeds of any Advance, such Borrower shall immediately disburse such proceeds to itself and to the other Loan Parties via intercompany loans, in each case based upon each such Borrower's Borrowing Base Certificate. After such initial disbursement, the Loan Parties may make as many additional intercompany loans as they desire to the extent permitted pursuant to the terms hereof and without regard to any Borrower's Borrowing Base Certificate.

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

         17.5 The Company as Representative. For purposes of this Agreement, each Loan Party hereby: (i) authorizes the Company to make such requests, give such notices or furnish such certificates to the Agent, the Singapore Correspondent Lender, or the LC Issuer as may be required or permitted by this Agreement for the benefit of such Loan Party and to give any consents on behalf of such Loan Party required by Section 12.2(b) of this Agreement in connection with assignments by the Lenders pursuant thereto and (ii) authorizes the Agent, the Singapore Correspondent Lender, and the LC Issuer to treat such requests, notices, certificates or consents made, given or furnished by the Company as having been made, given or furnished by such Loan Party. Each Loan Party agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Company and agrees that all notices to and demands upon the Company in respect of any Loan Party shall constitute effective notice to and demand upon such Loan Party for all purposes hereunder. The Agent, the Singapore Correspondent Lender, and the LC Issuer shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by the Company pursuant to this Agreement or any other Loan Documents as being made or furnished on behalf of, and with the effect of irrevocably binding, any Loan Party.

                                  ARTICLE XVIII

                          USA PATRIOT ACT NOTIFICATION

         The following  notification is provided to the Loan Parties pursuant to
Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

         IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for each Loan Party: When a Loan Party opens an account, if such Loan Party is an individual, the Agent will ask for such Loan Party's name, residential address, tax identification number, date of birth, and other information that will allow the Agent and the Lenders to identify such Loan Party, and, if a Loan Party is not an individual, the Agent will ask for such Loan Party's name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify such Loan Party. The Agent may also ask, if such Loan Party is an individual, to see such Loan Party's driver's license or other identifying documents, and if such Loan Party is not an individual, to see such Loan Party's legal organizational documents or other identifying documents.

                                   ARTICLE XIX

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         19.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         19.2. CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO ANY LOAN DOCUMENTS AND EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CLEVELAND, OHIO.

         19.3. WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         19.4 CONFESSION OF JUDGMENT. THE LOAN PARTIES HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE LOAN PARTIES AGREE AND CONSENT THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                [SIGNATURE PAGES BROKEN INTO A SEPARATE DOCUMENT]

                               COMMITMENT SCHEDULE

                            REVOLVING        TERM A            TERM B         AGGREGATE       SINGAPORE       EXPORT-IMPORT
        LENDER             COMMITMENT    LOAN COMMITMENT  LOAN COMMITMENT    COMMITMENT     SUB-COMMITMENT        LOAN
------------------------   -----------   ---------------  ---------------   -------------   --------------    -------------
Bank One, NA               $32,382,000     $4,570,800       $3,047,200       $ 40,000,000     $4,000,000       $7,500,000
LaSalle Bank National       16,192,000      2,284,800        1,523,200         20,000,000
Association
Orix Financial Services,    12,142,000      1,714,800        1,143,200         15,000,000
Inc.
Fifth Third Bank            12,142,000      1,714,800        1,143,200         15,000,000
The CIT Group/Business       8,094,000      1,143,600          762,400         10,000,000
Credit, Inc.
RZB Finance LLC              4,048,000        571,200          380,800          5,000,000
                           -----------   ---------------  ---------------   -------------   --------------    -------------
          TOTAL            $85,000,000    $12,000,000       $8,000,000       $105,000,000     $4,000,000       $7,500,000
                           -----------   ---------------  ---------------   -------------   --------------    -------------

                              Commitment Schedule

                                PRICING SCHEDULE

                                                                                                               APPLICABLE
                                                                 APPLICABLE MARGIN                              FEE RATE
                                  --------------------------------------------------------------------------   ----------
              FIXED CHARGE         FIXED RATE
                COVERAGE            REVOLVER                                     TERM       TERM      TERM
                 RATIO               MARGIN/       FLOATING      TERM LOAN A    LOAN A     LOAN B    LOAN B      UNUSED
              (TRAILING 4           LETTER OF    RATE REVOLVER    EURODOLLAR     ABR     EURODOLLAR    ABR     COMMITMENT
LEVEL          QUARTERS)           CREDIT FEE       MARGIN          MARGIN      MARGIN     MARGIN    MARGIN       FEE
----    -----------------------   ------------   -------------   -----------   -------   ----------  -------   ----------
4       > than = to 6.00 to 1.0       3.00%           1.25%         3.50%       1.50%       3.75%     1.75%      0.375%
3       < 6.00 to 1.0                 2.75%           1.00%         3.25%       1.25%       3.50%     1.50%      0.375%
        but
        > than = to 5.00 to 1.0
2       < 5.00 to 1.0                 2.50%            .75%         3.00%       1.00%       3.25%     1.25%      0.375%
        but
        > than = to 3.75 to 1.0
1       < 3.75 to 1.0                 2.25%            .50%         2.75%        .75%       3.00%     1.00%      0.375%

         "Financials" means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1 of the Credit Agreement.

         The applicable margins and fees shall initially be set at Level 3 and thereafter shall be determined in accordance with the foregoing table based on the Company's most recent Financials commencing the Financials dated July 31, 2004. Adjustments, if any, to the applicable margins and fees shall be effective 5 Business Days after the Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the applicable margins and fees shall be the highest applicable margins and fees set forth in the foregoing table until 5 days after such Financials are so delivered.

                                Pricing Schedule

                                    EXHIBIT A
                                BORROWING NOTICE

                       Date: ______________________, 20__

To:      Bank One, NA, as Agent for the Lenders

         This Borrowing Notice is furnished pursuant to Section 2.1.1(e) of that certain Credit Agreement dated as of December 4, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrowers, the other Loan Parties, the Lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

         The Company hereby notifies the Agent of its request of the following
Advance:

(1) Borrower: _____________________

(2) Borrowing Date (must be a Business Day): ______________________________

(3) Aggregate Amount of the Advance: $________________________________

(4) Type of Advance:

              Singapore Floating Rate Advance    __________
              Singapore Fixed Rate Advance       __________
              Domestic Floating Rate Advance     __________
              Eurodollar Advance                 __________

(5) Duration of Interest Period:

              One Month        __________
              Two Months       __________
              Three Months     __________
              Six Months       __________

         The Company hereby represents, on behalf of itself and the other Loan Parties, that, as of the date of this Borrowing Notice:

         (a) There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

         (b) The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.
                                                        ________________________

                                                       By:______________________
                                                            Name:_______________
                                                            Title:______________

                                    Exhibit A

                                    EXHIBIT B
                         CONVERSION/CONTINUATION NOTICE

                       Date: ______________________, 20__

To:      Bank One, NA, as Agent for the Lenders

         This Conversion/Continuation Notice is furnished pursuant to
Section 2.7 of that certain Credit Agreement dated as of December 4, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") the Borrowers, the other Loan Parties, the Lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

         The Company hereby notifies the Agent of its request to [SELECT ONE]:

         (1) convert the [Singapore/ US] Floating Rate Advance in the amount of $_________ into a [Eurodollar/Singapore] Advance with an Interest Period duration of: ________ month(s)

         (2)      continue the [Eurodollar/Singapore] Advance described below:

                  (a) Date of Continuation (must be a Business Day): ___________

                  (b) Aggregate Amount of Advance: $___________________________

                  (c) The duration of the Interest Period applicable thereto:
                  ________ month(s)

         The Company hereby represents, on behalf of itself and the other Loan Parties, that, as of the date of this Conversion/Continuation Notice:

         (a) There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

         (b) The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.

                                                       _________________________

                                                       By:______________________
                                                           Name:________________
                                                           Title:_______________

                                    Exhibit B

                                   EXHIBIT C-1
                                 REVOLVING NOTE

                                                                            Date

         ___________________, a __________________ corporation (collectively, the "Borrowers"), jointly and severally, promise to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 4, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, s Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THE BORROWERS HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE THE BORROWERS HAVE A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE BORROWERS IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWERS AGREE AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE BORROWERS HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                                   Exhibit C-1

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                            [DOMESTIC BORROWERS]

                                            By:_________________________________
                                            Print Name:_________________________
                                            Title:______________________________

                                   Exhibit C-1

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF___________________ ,
                             DATED________________ ,

              Principal       Maturity      Principal
              Amount of     of Interest      Amount        Unpaid
   Date         Loan          Period           Paid        Balance
-----------------------------------------------------------------

                                   Exhibit C-1

                                   EXHIBIT C-2

                            SINGAPORE REVOLVING NOTE

                                                                            Date

         [_________ ] (the "Singapore Borrower"), promises to pay to the order of ________________ (the "Lender") the aggregate unpaid principal amount of all Singapore Revolving Loans made by the Lender to the Singapore Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at [name and branch of Singapore Bank] together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Singapore Borrower shall pay the principal of and accrued and unpaid interest on the Singapore Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 4, 2003 (which, as amended, and as it may be further amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                            SINGAPORE BORROWER

                                            By:_________________________________
                                            Print Name:_________________________
                                            Title:______________________________

                                   Exhibit C-2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                           NOTE OF__________________ ,
                             DATED_________ , ______

              Principal       Maturity      Principal
              Amount of     of Interest      Amount        Unpaid
   Date         Loan          Period           Paid        Balance
-----------------------------------------------------------------

                                   Exhibit C-2

                                   EXHIBIT C-3
                                   TERM A NOTE

                                                                           Date

         ___________________, a __________________ (collectively, the
"Borrowers"), jointly and severally, promise to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Term A Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Term A Loans in full on the Facility Termination Date and shall make such mandatory prepayments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 4, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THE BORROWERS HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE THE BORROWERS HAVE A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE BORROWERS IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWERS AGREE AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE BORROWERS HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                                   Exhibit C-3

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                            [DOMESTIC BORROWERS]

                                            By:_________________________________
                                            Print Name:_________________________
                                            Title:______________________________

                                   Exhibit C-3

                                   EXHIBIT C-4
                                   TERM B NOTE

                                                                            Date

         ___________________, a __________________ corporation (collectively, the "Borrowers"), jointly and severally, promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Term B Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Term B Loans in full on the Facility Termination Date and shall make such mandatory prepayments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 4, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THE BORROWERS HEREBY AUTHORIZE ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE THE BORROWERS HAVE A PLACE OF BUSINESS, SIGNED THIS NOTE OR CAN BE FOUND, AFTER THE AGENT OR REQUIRED LENDERS DECLARE A DEFAULT AND ACCELERATE THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE BORROWERS IN FAVOR OF THE AGENT AND LENDERS FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWERS AGREE AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE BORROWERS HEREUNDER MAY ALSO BE COUNSEL TO THE AGENT, LENDERS OR ANY OF THEIR AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO THE AGENT OR LENDERS PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR ALLOWING SUCH ATTORNEY'S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF AGREEMENT OR COLLATERAL SECURITY THEREFOR.

                                   Exhibit C-4

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                            [DOMESTIC BORROWERS]

                                            By:_________________________________
                                            Print Name:_________________________
                                            Title:______________________________

                                   Exhibit C-4

                                    EXHIBIT D
                                 FORM OF OPINION

SEE ATTACHED.

                                    Exhibit D

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 4, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrowers, the other Loan Parties, the Lenders party thereto and Bank One, NA, as Agent for the Lenders and as an LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected us of __________ the Company;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4.   I hereby certify that no Loan Party has changed (i) its name,
(ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 6.22;

          5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;

          6. Schedule II hereto sets forth the determination of the interest rates to be paid for Credit Extensions and the commitment fee rates commencing on the fifth day following the delivery hereof; and

          7. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   Exhibit E

         The foregoing certifications, together with the computations and information set forth in Schedule I, Schedule II and Schedule III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____ , ______.

                                                        [COMPANY]

                                                        By:_____________________
                                                        Name:___________________
                                                        Title:__________________

                                   Exhibit E

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                           Provisions of 6.28 and 6.29
                                of the Agreement

                                   Exhibit E

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrowers' Applicable Margin Calculation

                                   Exhibit E

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    Exhibit E

                                    EXHIBIT F

                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of __________, ____, 200_, is entered into between ________________________________, a
_________________ (the "New Subsidiary") and BANK ONE, NA, in its capacity as administrative agent (the "Agent") under that certain Credit Agreement, dated as of December 4, 2003 among the Borrowers, the Loan Parties party thereto, the Lenders party thereto and the Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement, and (b) all of the covenants set forth in Article VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article XV of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 15.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Article XV of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

         3. The address of the New Subsidiary for purposes of Article XIII of the Credit Agreement is as follows:

         __________________________
         __________________________
         __________________________
         __________________________

         4. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

         5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

                                    Exhibit F

         6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [NEW SUBSIDIARY]

                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                        Acknowledged and accepted:

                                        BANK ONE, NA, as Agent

                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________

                                    Exhibit F

                                    EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between *[Insert name of Assignor]* (the "Assignor") and *[Insert name of Assignee]* (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:    ______________________________

2.   Assignee:    ______________________________[and  is  an  Affiliate/Approved
                   Fund  of identify Lender]

3.   Borrower(s): _______________________________

4.   Agent:       Bank One,  NA, as the agent  under the Credit Agreement.

5.   Credit Agreement:    The $105,000,000 Credit Agreement dated as of December
4, 2003 among the Borrowers, the other Loan Parties, the Lenders party thereto, Bank One, NA, as Agent, and the other agents party thereto.

                                    Exhibit G

6.   Assigned Interest:

                                Aggregate Amount of          Amount of
                                Commitment/ Credit           Commitment/ Credit     Percentage Assigned of
                                Exposure for all             Exposure Assigned(4)   Commitment/ Credit
 Facility Assigned              Lenders(3)                                          Exposure(5)
---------------------           ------------------           -------------------    ------------------------
Revolving Commitment(6)         $                            $                       _______%
Term Loan A Commitment          $                            $                       _______%
Term Loan B Commitment          $                            $                       _______%

7. Trade Date: __________________________(7)

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]

                                        By:
                                           -------------------------------------
                                               Title:

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]

                                        By:
                                           -------------------------------------
                                                     Title:

[Consented to and](8) Accepted:

Bank One, NA, as Agent and LC Issuer

By:
   -----------------------------------------
Title:

--------
(3) AMOUNT TO BE ADJUSTED BY THE COUNTERPARTIES TO TAKE INTO ACCOUNT ANY PAYMENTS OR PREPAYMENTS MADE BETWEEN THE TRADE DATE AND THE EFFECTIVE DATE.

(4) AMOUNT TO BE ADJUSTED BY THE COUNTERPARTIES TO TAKE INTO ACCOUNT ANY PAYMENTS OR PREPAYMENTS MADE BETWEEN THE TRADE DATE AND THE EFFECTIVE DATE.

(5) SET FORTH, TO AT LEAST 9 DECIMALS, AS A PERCENTAGE OF THE COMMITMENT/LOANS OF ALL LENDERS THEREUNDER.

(6) FILL IN THE APPROPRIATE TERMINOLOGY FOR THE TYPES OF FACILITIES UNDER THE CREDIT AGREEMENT THAT ARE BEING ASSIGNED UNDER THIS ASSIGNMENT (E.G. "REVOLVING CREDIT COMMITMENT," "TERM LOAN COMMITMENT,", ETC.)

(7) INSERT IF SATISFACTION OF MINIMUM AMOUNTS IS TO BE DETERMINED AS OF THE TRADE DATE.

(8) TO BE ADDED ONLY IF THE CONSENT OF THE AGENT IS REQUIRED BY THE TERMS OF THE CREDIT AGREEMENT.

                                    Exhibit G

[Consented to:](8)

[BORROWER]

By:
   --------------------------------------------------
Title:

[NAME OF OTHER RELEVANT PARTY]

By:
   --------------------------------------------------
Title:

-----------
(9) TO BE ADDED ONLY IF THE CONSENT OF THE BORROWER AND/OR OTHER PARTIES (E.G. SWINGLINE LENDER, L/C ISSUER) IS REQUIRED BY THE TERMS OF THE CREDIT AGREEMENT.

                                    Exhibit G

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrowers, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                                    Exhibit G

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

                                    Exhibit G

                                    EXHIBIT H

                           BORROWING BASE CERTIFICATE

                              BORROWING BASE REPORT

                                        Rpt #
Obligor Number:                         Date:
Loan Number:                            Period Covered:___________ to___________

               COLLATERAL CATEGORY                            A/R        INVENTORY              TOTAL
-------------------------------------------------------       ---        ---------    -------------------------
                   DESCRIPTION
1  Beginning Balance (Previous report - Line 8)
2  Additions to Collateral (Gross Sales or Purchases)
3  Other Additions (Add back any non-A/R cash in line 3
4  Deductions to Collateral (Cash Received)
5  Deductions to Collateral (Discounts, other)
6  Deductions to Collateral (Credit Memos, all)
7  Other NON-CASH credits to A/R
8  TOTAL ENDING COLLATERAL BALANCE
9  Less Ineligible - Past Due
10 Less Ineligible  - Cross-age (___%)
11 Less Ineligible - Foreign
12 Less Ineligible - Contra
13 Less Ineligible - Other (attached schedule)
14 TOTAL INELIGIBLES - ACCOUNTS RECEIVABLE
15 Less Ineligible -- Inventory Slow-moving
16 Less Ineligible -- Inventory Offsite not covered
17 Less Ineligible -- Inventory WIP
18 Less Ineligible -- Consigned
19 Less Ineligible -- Other (attached schedule)
20 TOTAL INELIGIBLES INVENTORY
21 TOTAL ELIGIBLE COLLATERAL
22 Advance Rate Percentage
23 NET AVAILABLE - BORROWING BASE VALUE
24 Reserves (Letters of Credit, Other)
25 TOTAL BORROWING BASE VALUE
26 CAPS/LOAN LIMITS                                                                   TOTAL CAPS/LOAN LINE
27 MAXIMUM BORROWING LIMIT (LESSER OF 25. OR 26.)                                     TOTAL AVAILABLE

                   LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less:  A.  Net Collections (Same as line 4)
          B.  Adjustments/Other _______________
30 Add:   A.  Request for Funds
          B.  Adjustments/Other _______________
31 New Loan Balance
32 AVAILABILITY NOT BORROWED (LINES 27 LESS 31)
33 TERM LOAN                                                                          Total New Loan Balance:
34 OVERALL EXPOSURE (LINES 31 & 33)

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement ("Agreement"), among Bank One, NA, as agent for the Lenders, the Lenders, the Borrowers, and the Loan Parties, the Company is executing and delivering to Agent this Collateral Report accompanied by supporting data (collectively referred to as the "Report"). The Company represents and warrants to Agent that this Report is true and correct, and is based on information contained in the Company's own financial accounting records. The Company, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this ________ day of _______________, 20__, that the Borrowers are in compliance with said Agreement.

BORROWER NAME:                       AUTHORIZED SIGNATURE:

                                    Exhibit H